                                              Filed Pursuant to Rule 424(b)(5)
                                              Registration File No.: 333-34330

PROSPECTUS SUPPLEMENT
(To Prospectus dated November 13, 2000)

                                 $365,896,100
                                 (APPROXIMATE)
                     HARBORVIEW MORTGAGE LOAN TRUST 2000-2
            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2000-2

      $185,113,000          CLASS A-1       FIXED INITIAL PASS-THROUGH RATE
       $47,211,000          CLASS A-2       FIXED INITIAL PASS-THROUGH RATE
      $118,930,000          CLASS A-3       FIXED INITIAL PASS-THROUGH RATE
  NOTIONAL BALANCE          CLASS X-1            FIXED PASS-THROUGH RATE
  NOTIONAL BALANCE          CLASS X-2          VARIABLE PASS-THROUGH RATE
              $100          CLASS A-R      WEIGHTED AVERAGE PASS-THROUGH RATE
        $9,267,000          CLASS B-1       FIXED INITIAL PASS-THROUGH RATE
        $2,780,000          CLASS B-2       FIXED INITIAL PASS-THROUGH RATE
        $2,595,000          CLASS B-3       FIXED INITIAL PASS-THROUGH RATE

                       GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    Seller

                              BANK OF AMERICA, N.A.
                          CENDANT MORTGAGE CORPORATION
                        MERRILL LYNCH CREDIT CORPORATION
                           WASHINGTON MUTUAL BANK, FA
                                   Servicers

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of the depositor, the seller, any servicer, the trustee or any of their affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

THE CERTIFICATES

o The certificates represent ownership interests in a trust consisting primarily of adjustable-rate, first lien, residential mortgage loans with an initial fixed-rate period of five years or seven years.

o The Class A-1, Class A-2, Class A-3, Class X-1, Class X-2 and Class A-R Certificates will be senior certificates. The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be subordinate certificates.

o Only the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The Class B-4, Class B-5 and Class B-6 Certificates are not being offered by this prospectus supplement and the accompanying prospectus.

o Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

o The Class X-1 and Class X-2 Certificates will have no principal balances and will bear interest at the rates described in this prospectus supplement calculated on their respective notional balances.

CREDIT ENHANCEMENT

o Subordination -- The subordinate certificates will be subordinate in right of certain payments to the senior certificates and may be subordinate to certain other classes of subordinate certificates as described in this prospectus supplement.

o Allocation of Losses -- Losses on the mortgage loans generally will be allocated to the classes of subordinate certificates in reverse numerical order until the principal balances of those classes are reduced to zero. Thereafter, such losses will be allocated to the classes of senior certificates as described in this prospectus supplement

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The offered certificates are being offered by Greenwich Capital Markets, Inc. and Countrywide Securities Corporation from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are expected to be approximately 101.93%, before deducting issuance expenses payable by the depositor, estimated to be approximately $530,000. See "Method of Distribution" in this prospectus supplement.

         Delivery of the offered certificates (other than the Class A-R Certificate) will be made in book-entry form through the facilities of The Depository Trust Company, Clearstream, Luxembourg and the Euroclear System on or about December 18, 2000.

GREENWICH CAPITAL MARKETS, INC.             COUNTRYWIDE SECURITIES CORPORATION
                               December 15, 2000

                   TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT
                                                 Page
                                                 ----

Summary of Terms..................................S-3
Risk Factors.....................................S-10
The Mortgage Loans...............................S-17
The Seller and The Originators...................S-33
Servicing of Mortgage Loans......................S-43
The Pooling and Servicing Agreement
    and the Servicing Contracts..................S-48
Description of the Certificates..................S-57
Yield, Prepayment and Maturity Considerations....S-77
Certain Material Federal Income Tax Consequences.S-92
State Taxes......................................S-98
ERISA Considerations.............................S-98
Legal Investment Considerations.................S-101
Method of Distribution..........................S-101
Legal Matters...................................S-102
Ratings.........................................S-102
Index of Defined Terms..........................S-104





PROSPECTUS
                                                 Page
                                                 ----

Important Notice About Information in This
 Prospectus and Each Accompanying
 Prospectus Supplement............................  5
Risk Factors......................................  6
The Trust Fund.................................... 14
Use of Proceeds................................... 29
The Depositor..................................... 29
Mortgage Loan Program............................. 29
Description of the Certificates................... 32
Credit Enhancement................................ 41
Yield and Prepayment Considerations............... 50
The Pooling and Servicing Agreement............... 52
Certain Legal Aspects of the Mortgage Loans....... 68
Certain Material Federal Income Tax Consequences.. 79
REMIC Certificates................................ 92
State Tax Considerations..........................114
ERISA Considerations..............................114
Legal Investment..................................118
Method of Distribution............................119
Legal Matters.....................................120
Financial Information.............................121
Available Information.............................121
Ratings...........................................121
Index of Defined Terms............................122

                                SUMMARY OF TERMS

o This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

OFFERED CERTIFICATES

On the closing date, HarborView Mortgage Loan Trust 2000-2 will issue twelve classes of certificates. Only the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates are being offered by this prospectus supplement and the accompanying prospectus. The assets of the trust that will support the certificates will consist primarily of a pool of adjustable rate, first lien, residential mortgage loans with an initial fixed-rate period of five years or seven years and otherwise having the characteristics described in this prospectus supplement.

The mortgage pool will consist of mortgage loans having an aggregate principal balance of approximately $370,717,334 as of the cut-off date.

Except for the Class A-R Certificate, the offered certificates will be book-entry securities clearing through The Depository Trust Company (in the U.S.) or Clearstream, Luxembourg or Euroclear (in Europe) in minimum denominations of $25,000. The Class A-R Certificate will be issued in fully registered certificated form.

ADDITIONAL CERTIFICATES

In addition to the nine classes of offered certificates, the trust will issue three other classes of certificates. These certificates will be designated the Class B-4, Class B-5 and Class B-6 Certificates and are not being offered by this prospectus supplement and the prospectus. Information about these classes is being included because these classes provide credit enhancement for the offered certificates. The Class B-4, Class B-5 and Class B-6 Certificates will have original aggregate principal balances of approximately $2,038,000, $1,297,000 and $1,486,234, respectively.

See "Description of the Certificates-- General", "--Book-Entry Certificates" and "The Mortgage Loans" in this prospectus supplement and "The Trust Fund--The Mortgage Loans--General" in the prospectus for additional information.


CUT-OFF DATE

December 1, 2000.


CLOSING DATE

On or about December 18, 2000.


SELLER

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
(203) 625-2700.

See "The Seller and the Originators" in this prospectus supplement for additional information.


SERVICERS

Bank of America, N.A. will service all of the mortgage loans originated by it.

Cendant Mortgage Corporation initially will service approximately 90.99% of the mortgage loans originated by Merrill Lynch Credit Corporation directly, and will subservice approximately 2.70% of these mortgage loans on behalf of Merrill Lynch Credit Corporation, as servicer. In addition, Merrill Lynch Credit Corporation will service approximately 6.31% of the mortgage loans originated by it directly until on or about March 1, 2001, following which Cendant Mortgage Corporation will directly service such mortgage loans. These percentages are measured by aggregate principal balance as of the cut-off date.

Washington Mutual Bank, FA will service all of the mortgage loans originated by itself, Washington Mutual Bank and Washington Mutual Bank fsb.

See "Servicing of Mortgage Loans" in this prospectus supplement for additional information.


THE DEPOSITOR

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
(203) 625-2700.


THE TRUSTEE

Bankers Trust Company of California, N.A.

See "The Pooling and Servicing Agreement and the Servicing Contracts--The Trustee" in this prospectus supplement for additional information.


DESIGNATIONS

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

o    Offered Certificates
       Class A-1, Class A-2, Class A-3, Class X-1, Class X-2, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates.

o    Senior Certificates
       Class A-1, Class A-2, Class A-3, Class X-1, Class X-2 and Class A-R Certificates.

o    Subordinate Certificates
       Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

o    Interest Only Certificates
       Class X-1 and Class X-2 Certificates.

o    Book-Entry Certificates
       All classes of offered certificates other than the Class A-R Certificate.

o    Residual Certificate
       Class A-R Certificate.


MORTGAGE LOANS

A pool of conventional first lien mortgage loans with interest rates that adjust based on various indices after an initial five-year or seven-year fixed-rate period.

Approximately 11.39% of the mortgage loans require monthly payments of interest only for a fixed period following origination.


SERVICER REMITTANCE DATE

Beginning in January 2001, each servicer will deposit in the distribution account on or before the 18th day of each calendar month, amounts withdrawn from the related collection account for distribution to certificateholders on the related distribution date. If the 18th day of a month is not a business day, then each servicer will make such remittance on the next business day.


DISTRIBUTION DATE

Beginning in January 2001, the trustee will make distributions on the certificates on the business day immediately following the related servicer remittance date.

INTEREST PAYMENTS ON THE CERTIFICATES

Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3

Interest on the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates for any specified distribution date will be calculated at the applicable annual rate described below:

o on any distribution date on or prior to the distribution date in August 2005, the lesser of the fixed rate applicable to such class and the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated; and

o    on each distribution date thereafter, the lesser of:

     (A) the weighted average of (1) the fixed interest rates for any mortgage loans with respect to which an initial fixed-rate period is continuing, minus the sum of the rates at which the trustee fee and the servicing fee are calculated and (2) the underlying indices for all mortgage loans other than those referenced in clause (1) above plus (x) 2.25% in the case of one-year CMT indexed mortgage loans or
           (y) 1.10% in the case of six-month LIBOR indexed mortgage loans; and

     (B) the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated.

The fixed rates applicable to the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates on or prior to the distribution date in August 2005 are 6.86%, 6.97%, 7.135%, 7.46%, 7.50% and 7.50%, respectively.

Class X-1

Interest on the Class X-1 Certificates for any distribution date will be calculated at a rate equal to the lesser of (A) 1.70% and (B) an annual rate equal to (1) the rate calculated as (x) the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated less (y) the weighted average of the interest rates of the certificates (other than the Class X-1 and Class X-2 Certificates), multiplied by (2) a fraction of which (x) the numerator is the aggregate principal balance of the mortgage loans for such distribution date and
(y) the denominator is the principal balance of the Class A-2 Certificates for such distribution date (before distributions on the Class A-2 Certificates on such distribution date).

Class X-2

Interest on the Class X-2 Certificates will be calculated at an annual rate equal to:

o the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated less

o the weighted average of the interest rates of the certificates (other than the Class X-2 Certificates).

Class A-R

Interest on the Class A-R Certificate will be calculated at a rate equal to the weighted average of the interest rates of the mortgage loans less the sum of the rates at which the trustee fee and the servicing fee are calculated.

General

Interest on the offered certificates will accrue on the basis of a 360-day year composed of twelve 30-day months.

The interest accrual period with respect to the offered certificates will be the calendar month immediately preceding the month in which such distribution date occurs.
See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

PRINCIPAL PAYMENTS ON THE CERTIFICATES

Principal will be paid to holders of the offered certificates (other than the Class X-1 and Class X-2 Certificates) on each distribution date in the amounts described in this prospectus supplement under "Description of the Certificates--Principal".

PAYMENT PRIORITIES

On each distribution date, the trustee will apply the amounts available for distribution generally in the following order of priority:

o    interest on the senior certificates;

o    principal of the Class A-R Certificate;

o principal of the Class A-1, Class A-2 and Class A-3 Certificates, sequentially;

o interest on, and then principal of, each class of subordinated certificates in the order of their numerical class designations, beginning with the Class B-1 Certificates; and

o    any remaining available funds to the Class A-R Certificate.

See "Description of the Certificates" in this prospectus supplement for additional information.


ADVANCES

Each servicer is required to make cash advances to cover delinquent payments of principal and interest in respect of the mortgage loans that it services unless it reasonably believes that the cash advances are not recoverable from future payments on the related mortgage loans. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer is also required to make certain servicing related advances.

See "The Pooling and Servicing Agreement and the Servicing Contracts--Advances" in this prospectus supplement for additional information.


OPTIONS TO CALL THE CLASS A-1, CLASS A-2, CLASS A-3 AND CLASS B-1 CERTIFICATES

General

The Class A-1, Class A-2, Class A-3 and Class B-1 Certificates will be subject to call options. Each of these options may be exercised only on an all-or-nothing basis with respect to each such class of certificates during the option period.

Option Period

The option period will be the five business day period ending on the distribution date in June 2005.

Purchase Price

The outstanding principal balance of each applicable class of certificates after distributions on the distribution date in August 2005, plus accrued and unpaid interest at the applicable pass-through rate on the outstanding principal balance of those certificates immediately prior to that distribution date.

See "The Pooling and Servicing Agreement and the Servicing Contracts--Call Option Affecting the Class A-1, Class A-2 and Class A-3 Certificates" in this prospectus supplement for additional information.


OPTIONAL TERMINATION

The holder of the Class A-R Certificate may purchase all of the assets in the trust and retire all outstanding certificates when the aggregate principal balance of the mortgage loans and any real estate owned by the trust is 10% or less of the aggregate principal balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement and the Servicing Contracts-- Termination" in this prospectus supplement for additional information.


CREDIT ENHANCEMENT

The senior certificates will have a prior right of payment over the subordinated certificates. Among the classes of subordinated certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-6 Certificates will have the lowest payment priority.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against most losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses, first, among the subordinated certificates, beginning with the subordinated certificates with the lowest payment priority and, second, to the classes of senior certificates. However, special hazard losses, bankruptcy losses, and fraud losses realized on the mortgage loans in excess of the amounts set forth in this prospectus supplement are allocated simultaneously to the classes of senior certificates and to the subordinated certificates in the manner specified in this prospectus supplement under "Description of the Certificates--Allocation of Losses".

In addition, until the distribution date in January 2011, the subordinate certificates will be locked out from receipt of any principal unless the senior certificates are paid down to zero or the credit enhancement provided by the subordinate certificates has, among other things, doubled prior to that date and certain performance triggers have been satisfied. After that time and subject to certain performance triggers, the subordinate certificates will receive their pro rata share of scheduled principal and increasing portions of principal prepayments over time.

See "Description of the Certificates--Principal", "--Allocation of Losses" and "--Subordination of the Subordinate Certificates" in this prospectus supplement.


RATINGS

It is a condition to the issuance of the offered certificates that the senior certificates be rated "AAA", that the Class B-1 Certificates be rated at least "AA", that the Class B-2 Certificates be rated at least "A" and that the Class B-3 Certificates be rated at least "BBB" by both Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and Fitch, Inc.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the rating agencies.

See "Ratings" in this prospectus supplement for additional information.


TAX STATUS

In the opinion of Brown & Wood LLP, for federal income tax purposes, the trust (exclusive of the rights in respect of the additional collateral) will comprise several "real estate mortgage investment conduits" or REMICs organized in a tiered REMIC structure. The offered certificates (other than the Class A-R Certificate) will constitute "regular interests" in the upper tier REMIC. The Class A-R Certificate will represent the sole class of "residual interests" in each REMIC created under the pooling and servicing agreement.

The offered certificates (other than the Class A-R Certificate) generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates (other than the Class A-R Certificate) will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See "Certain Material Federal Income Tax Consequences" in this prospectus supplement and "Certain Material Federal Income Tax Consequences" in the prospectus for additional information.


ERISA CONSIDERATIONS

Subject to satisfaction of certain conditions, ERISA Plans may purchase the offered certificates other than the Class A-R Certificate.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.


LEGAL INVESTMENT CONSIDERATIONS

The senior certificates and Class B-1 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-2 and Class B-3 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be "mortgage related securities" for purposes of SMMEA.

See "Legal Investment Considerations" in this prospectus supplement and "Legal Investment" in the prospectus.

                                  RISK FACTORS

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.

UNPREDICTABILITY OF
PREPAYMENTS AND
EFFECT ON YIELDS....................    Borrowers may prepay their mortgage
                                        loans in whole or in part at any time.
                                        We cannot predict the rate at which
                                        borrowers will repay their mortgage
                                        loans. A prepayment of a mortgage loan
                                        generally will result in a prepayment on the offered certificates.

                                        o  If you purchase your certificates at
                                           a discount and principal is repaid
                                           slower than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                        o  If you purchase your certificates at
                                           a premium and principal is repaid
                                           faster than you anticipate, then your
                                           yield may be lower than you
                                           anticipate.

                                        o  If you purchase the Class X-1 or
                                           Class X-2 Certificates and principal
                                           of the mortgage loans is repaid at an
                                           extremely rapid rate, you may not
                                           recover your initial investment.

                                        o  The rate of prepayments on the
                                           mortgage loans will be sensitive to
                                           prevailing interest rates. Generally,
                                           if prevailing interest rates decline
                                           significantly below the interest
                                           rates on the mortgage loans, the
                                           mortgage loans are more likely to
                                           prepay than if prevailing rates
                                           remain above the interest rates on
                                           the mortgage loans. Conversely, if
                                           prevailing interest rates rise
                                           significantly, prepayments on the
                                           mortgage loans are likely to
                                           decrease.

                                        o  The seller is required to purchase
                                           from the trust any mortgage loan in
                                           the event certain breaches of
                                           representations and warranties occur
                                           and are not cured. In addition, each
                                           servicer must commence foreclosure
                                           proceedings in respect of mortgage
                                           loans that it services if such
                                           mortgage loans become 90 days or more
                                           delinquent, subject to certain
                                           limitations and conditions described
                                           in this prospectus supplement. This
                                           will have the same effect on the
                                           holders of the offered certificates
                                           as a prepayment of the mortgage
                                           loans.

                                        o  If the rate of default and the amount
                                           of losses on the mortgage loans are
                                           higher than you expect, then your
                                           yield may be lower than you expect.

                                        o  The priorities governing payments of
                                           principal will have the effect of
                                           accelerating the rate of principal
                                           payments to holders of the classes of
                                           senior certificates relative to the
                                           classes of subordinate certificates.

                                        See "Yield, Prepayment and Maturity
                                        Considerations" in this prospectus
                                        supplement for a description of factors
                                        that may influence the rate and timing
                                        of prepayments on the mortgage loans.

POTENTIAL INADEQUACY OF
CREDIT ENHANCEMENT FOR
THE OFFERED CERTIFICATES............    Credit enhancement will be provided for
                                        the certificates, first, by the right of the holders of certificates to receive payments before the classes subordinated to them and, second, by the allocation of realized losses on the mortgage loans to the subordinated classes in the reverse order of their numerical class designations. This first form of credit enhancement uses collections on the mortgage loans otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes. Collections otherwise payable to subordinated classes represent the sole source of funds from which this type of credit enhancement is provided.
                                        Except as described below, realized
                                        losses are allocated, first, to the
                                        subordinated certificates in the reverse order of their priority of payment, beginning with the subordinated certificates with the lowest payment priority, until the principal amount of each such class has been reduced to zero and, second, to the classes of senior certificates on a pro rata basis until their respective principal amounts are reduced to zero. Accordingly, if the aggregate principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates. Furthermore, the subordinated classes of certificates will provide only limited protection against certain categories of losses such as special hazard losses, bankruptcy losses and fraud losses as specified in this prospectus supplement.
                                        Once the specified loss amounts have
                                        been exceeded, holders of the senior
                                        certificates will bear their
                                        proportionate share of any losses
                                        realized on the mortgage loans. Among
                                        the classes of subordinated
                                        certificates, the Class B-1 Certificates have the highest payment priority and the Class B-6 Certificates have the lowest payment priority.

                                        See "Description of the Certificates--
                                        Allocation of Losses" and
                                        "--Subordination of the Subordinate
                                        Certificates" in this prospectus
                                        supplement for additional information.

INTEREST PAYMENTS MAY
BE INSUFFICIENT.....................    When a mortgage loan is prepaid in full,
                                        the borrower is charged interest only up to the date on which payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. Each servicer is required to cover the shortfall in interest collections that are attributable to prepayments on the loans that it services but only to the extent of the related servicing fee. In addition, certain shortfalls in interest collections arising from the application of the Soldiers' and Sailors' Civil
                                        Relief Act of 1940 will not be covered
                                        by any servicer.

                                        Any uncovered interest shortfall may
                                        adversely affect the yield on your
                                        investment.

CERTAIN FEATURES OF
THE MORTGAGE LOANS MAY
RESULT IN LOSSES....................    The mortgage loans contain features that
                                        create additional risks to investors,
                                        including those described below.

                                        o  Approximately 1.61% of the aggregate
                                           principal balance as of the cut-off
                                           date of the mortgage loans had
                                           principal balances greater than
                                           $1,000,000 as of that date. In
                                           addition, there are only 963 mortgage
                                           loans. Because of the large principal
                                           balances, a default on a single
                                           mortgage loan may affect the
                                           performance of the certificates,
                                           which might not be true if the
                                           mortgage pool included a greater
                                           number of smaller balance loans.

                                        o  The security for approximately 5.89%
                                           of the aggregate principal balance as
                                           of the cut-off date of the mortgage
                                           loans includes securities, mutual
                                           funds or other assets in addition to
                                           a one- to four-family residence. If
                                           the additional collateral is
                                           excluded, the ratio of the principal
                                           balance of each such loan to the
                                           value of the related residence is
                                           higher, and may be substantially
                                           higher. Because of special tax rules
                                           and applicable state anti-deficiency
                                           laws, the trust may not be able to
                                           make use of the value of the
                                           additional collateral if the borrower
                                           defaults. In addition, the market
                                           value of any additional collateral
                                           will change from time to time and may
                                           not equal the market value at the
                                           time the loan was made. As a result,
                                           if a borrower under one of these
                                           mortgage loans defaults, the trust
                                           may suffer a loss.

                                        o  Approximately 11.39% of the aggregate
                                           principal balance as of the cut-off
                                           date of the mortgage loans require
                                           the borrowers to make monthly
                                           payments only of accrued
                                           interest for a fixed period following
                                           origination. After such interest-only
                                           period, the borrower's monthly
                                           payment will be recalculated to cover
                                           both interest and principal so that
                                           the mortgage loan will be paid in
                                           full by its final payment date. If
                                           the monthly payment increases, the
                                           borrowers may not be able to pay the
                                           increased amount and may default or
                                           may refinance the loan to avoid the
                                           higher payment. Because no principal
                                           payments will be made on the mortgage
                                           loans for a period of time,
                                           certificateholders will receive
                                           smaller principal distributions than
                                           they would have received if the
                                           borrowers were required to make
                                           monthly payments of interest and
                                           principal for the lives of the
                                           mortgage loans. This slower rate of
                                           principal distributions may reduce
                                           the return on an investment in an
                                           offered certificate that is purchased
                                           at a discount to its principal
                                           amount.

DELAY IN RECEIPT OF
LIQUIDATION PROCEEDS;
LIQUIDATION PROCEEDS
MAY BE LESS THAN
MORTGAGE LOAN BALANCE...............    Substantial delays could be encountered
                                        in connection with the liquidation of
                                        delinquent mortgage loans. Further,
                                        liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the related mortgage loan, you will incur a loss on your investment if the credit enhancement is insufficient to cover that loss.

CERTIFICATES MAY NOT BE
APPROPRIATE FOR SOME
INVESTORS...........................    The offered certificates may not be an
                                        appropriate investment for investors who do not have sufficient resources or expertise to evaluate the particular characteristics of the offered certificates. This may be the case due to the reasons specified below.

                                        o  The yield to maturity of offered
                                           certificates purchased at a price
                                           other than par will be sensitive to
                                           the uncertain rate and timing of
                                           principal prepayments on the mortgage
                                           loans.

                                        o  The rate of principal distributions
                                           on and the weighted average lives of
                                           the offered certificates will be
                                           sensitive to the uncertain rate and
                                           timing of principal prepayments on
                                           the mortgage loans and the priority
                                           of principal distributions among the
                                           classes of certificates. Accordingly,
                                           the offered certificates may be an
                                           inappropriate investment if you
                                           require a distribution of a
                                           particular amount of principal on a
                                           specific date or an otherwise
                                           predictable stream of distributions.

                                        o  You may not be able to reinvest
                                           distributions on an offered
                                           certificate (which, in general, are
                                           expected to be greater during periods
                                           of relatively low interest rates) at
                                           a rate at least as high as the
                                           pass-through rate applicable to your
                                           certificate.

                                        o  Your investment in the Class A-1,
                                           Class A-2, Class A-3 and Class B-1
                                           Certificates may be ended before you
                                           desire if the optional call is
                                           exercised, and your investment in any
                                           of the offered certificates may be
                                           ended before you desire if the
                                           optional termination is exercised.

                                        o  A secondary market for the offered
                                           certificates may not develop or
                                           provide you with liquidity of
                                           investment.

GEOGRAPHIC CONCENTRATION
OF THE MORTGAGE LOANS...............    The following chart lists the states and
                                        related percentage with concentrations
                                        of mortgage loans in excess of 10% of
                                        the aggregate principal balance of the
                                        mortgage loans as of the cut-off date.

                                        California                  56.05%
                                        Washington                  10.84%

                                        In addition, the conditions below will
                                        have a disproportionate impact on the
                                        mortgage loans in general:

                                        o  Economic conditions in states listed
                                           above which may or may not affect
                                           real property values may affect the
                                           ability of borrowers to repay their
                                           loans on time.

                                        o  Declines in the residential real
                                           estate markets in the states listed
                                           above may reduce the values of
                                           properties located in those states,
                                           which would result in an increase in
                                           the loan-to-value ratios.

                                        o  Any increase in the market value of
                                           properties located in the states
                                           listed above would reduce the
                                           loan-to-value ratios and could,
                                           therefore, make alternative sources
                                           of financing available to the
                                           borrowers at lower interest rates,
                                           which could result in an increased
                                           rate of prepayment of the mortgage
                                           loans.

LACK OF LIQUIDITY...................    There is currently no secondary market
                                        for the offered certificates and there
                                        can be no assurance that a secondary
                                        market for the offered certificates will develop. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

                                        The secondary markets for asset-backed
                                        securities have experienced periods of
                                        illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

SERVICER ALTERNATIVES
TO FORECLOSURE......................    Each servicer may foreclose on any
                                        delinquent mortgage loan that it
                                        services or, subject to certain
                                        limitations set forth in the related
                                        servicing contract, work out an
                                        agreement with the related borrower,
                                        which may involve waiving or modifying
                                        any term of the mortgage loan. Each
                                        servicer must commence foreclosure
                                        proceedings in respect of a mortgage
                                        loan that it services if such mortgage
                                        loan is at least 90 days delinquent.

BANKRUPTCY OR INSOLVENCY MAY
AFFECT THE TIMING AND AMOUNT
OF DISTRIBUTIONS ON THE
CERTIFICATES........................    The transfer of the mortgage loans by
                                        the seller to the depositor will be
                                        characterized in the mortgage loan
                                        purchase agreement as a sale
                                        transaction. Nevertheless, in the event
                                        of a bankruptcy of the seller, the
                                        trustee in bankruptcy could attempt to
                                        recharacterize the sale of the mortgage
                                        loans to the depositor as a borrowing
                                        secured by a pledge of the mortgage
                                        loans.

                                        If such an attempt to recharacterize the transfer of the mortgage loans were successful, a trustee in bankruptcy could elect to accelerate payment of the certificates and liquidate the mortgage loans, with the holders of the certificates entitled to no more than the outstanding class principal balances, if any, of the classes of certificates, together with interest thereon at the applicable pass-through rate to the date of payment. In the event of an acceleration of the certificates, the holders of the certificates would lose the right to future payments of interest, might suffer reinvestment losses in a lower interest rate environment and may fail to recover their initial investment. Regardless of whether an acceleration takes place, delays in payments on the certificates and possible reductions in the amount of such payments could occur. The depositor will warrant in the pooling and servicing agreement that the transfer of the mortgage loans to the trust fund is a valid transfer and sale of all of the depositor's right, title and interest in the mortgage loans to the trust fund.

                               THE MORTGAGE LOANS

         The information set forth in the following paragraphs has been provided by the Seller. None of the Depositor or any of its other affiliates or the Trustee or any of its affiliates has made or will make any representation as to the accuracy or completeness of the information that appears under this heading.

GENERAL

         The assets held by HarborView Mortgage Loan Trust 2000-2 (the "TRUST") will consist primarily of adjustable rate, first lien, residential mortgage loans (each, a "MORTGAGE LOAN"). The Mortgage Loans have interest rates that adjust based on various indices generally following an initial fixed-rate period of either five years or seven years. There are 963 Mortgage Loans with an aggregate Principal Balance of approximately $370,717,334 as of the Cut-Off Date (after application of payments of principal due on or before the Cut-Off Date whether or not received and also subject to a permitted variance of plus or minus 10%) (the "CUT-OFF DATE POOL BALANCE"). For any Distribution Date, the "POOL BALANCE" equals the aggregate Principal Balance of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date. All weighted averages specified in this prospectus supplement are based on the Principal Balances of the Mortgage Loans as of the Cut-Off Date, unless otherwise specified. The "PRINCIPAL BALANCE" of a Mortgage Loan as of any date is equal to the unpaid principal balance of that Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made or advanced on that Mortgage Loan since its origination. References in this prospectus supplement to percentages of the Mortgage Loans mean percentages based on the aggregate of the Principal Balances of the Mortgage Loans as of the Cut-Off Date, unless otherwise specified.

         Pursuant to a purchase agreement between the Seller and the Depositor (the "MORTGAGE LOAN PURCHASE AGREEMENT"), the Depositor will purchase the Mortgage Loans from the Seller, and pursuant to the Pooling and Servicing Agreement, the Depositor will cause the Mortgage Loans to be assigned to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement and the Servicing Contracts" in this prospectus supplement.

         Each of the Mortgage Loans was purchased by the Seller in the secondary market in the ordinary course of business.

         Under the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties which will be assigned by the Depositor to the Trustee. The representations and warranties relate to, among other things, certain characteristics of the Mortgage Loans and, subject to certain limitations, the Seller will be obligated to repurchase or substitute a similar mortgage loan for any Mortgage Loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if the breach of the representation or warranty materially and adversely affects the Certificateholders' interests in the Mortgage Loan. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute Mortgage Loans with deficient documentation or that are otherwise defective. The Seller is selling the Mortgage Loans without recourse and will have no obligation with respect to the Certificates in its capacity as Seller other than the repurchase or substitution obligations described above.

MORTGAGE LOAN STATISTICS

         The following statistical information, unless otherwise specified, is based upon the Cut-Off Date Pool Balance.

         The Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments (each, a "MORTGAGE") creating first liens on one- to four-family residential properties consisting of detached or semi-detached one- to four-family dwelling units, individual condominium units, planned unit developments and townhouses (each, a "MORTGAGED PROPERTY"). Approximately 16.75% of the Mortgage Loans had Loan-to-Value Ratios at origination in excess of 80.00%. Approximately 10.86% of the Mortgage Loans had Effective Loan-to-Value Ratios at origination greater than 80.00%. With respect to each Mortgage Loan and any date of determination, the "LOAN-TO-VALUE RATIO" is calculated as a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the value of the Mortgaged Property. With respect to each Mortgage Loan and any date of determination, the "EFFECTIVE LOAN-TO-VALUE RATIO" is calculated as a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination less the value of any Additional Collateral (as defined herein) and the denominator of which is the value of the Mortgaged Property. With respect to each of the 67 Mortgage Loans which, in the aggregate, represent approximately 5.89% of the Cut-Off Date Pool Balance, the related originator required the borrower to pledge Additional Collateral to secure the Mortgage Loan, including marketable securities or certificates of deposit acceptable to such originator. See "The Seller and the Originators--Underwriting Standards--MLCC's Underwriting Process--MLCC's Additional Collateral Loan Programs" in this prospectus supplement for a further description of the Additional Collateral.

         All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "DUE DATE").

         Substantially all of the Mortgage Loans have original terms to stated maturity of 360 months. The weighted average remaining term to stated maturity of the Mortgage Loans was approximately 356 months as of the Cut-Off Date. None of the Mortgage Loans had a first Due Date prior to January 1999 or after December 2000 or had a remaining term to stated maturity of less than 297 months or greater than 360 months as of the Cut-Off Date. The latest stated maturity date of any Mortgage Loan occurs in November 2030.

         The average Principal Balance of the Mortgage Loans at origination was approximately $388,895. The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $384,961.

         No Mortgage Loan had a Principal Balance of greater than $1,762,500 or less than $50,000 as of the Cut-Off Date.

         Subject to the limitations described below, each Mortgage Loan provides for adjustment, on a semi-annual or annual basis, to the rate at which interest accrues thereon (each, a "LOAN RATE") and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "ADJUSTMENT DATE"). With respect to approximately 98.13% of the Mortgage Loans, the first Adjustment Date will occur five years after the date of origination, and with respect to approximately 1.87% of the Mortgage Loans, the first Adjustment Date will occur seven years after the date of origination. Prior to the first Adjustment Date for any Mortgage Loan, the Loan Rate will be a fixed rate of interest.

o Interest Only Loans: Approximately 11.39% of the Mortgage Loans provide that, for a period ranging from 60 to 84 months after origination, the required monthly payments are limited to accrued interest (each, an "INTEREST ONLY PERIOD"). At the end of each Interest Only Period for a Mortgage Loan, the monthly payments are recalculated to provide for amortization of the Principal Balance by the maturity date and payment of interest at the then-current Loan Rate.

o Limits on Loan Rate Adjustments. On each Adjustment Date for each Mortgage Loan, the Loan Rate thereon will be adjusted to equal the sum, generally rounded up to the nearest multiple of 0.125%, of the index applicable to determining the Loan Rate on each Mortgage Loan (the "INDEX") and a fixed percentage amount (the "GROSS MARGIN"). The Mortgage Loans adjust according to one of the two Indices (One Year CMT or Six Month LIBOR) as discussed under "--The Indices" herein. On the first Adjustment Date, the Loan Rates on approximately 88.49% and 11.51% of the Mortgage Loans cannot increase or decrease (such initial cap, the "FIRST RATE CAP") by more than 5.000% and 6.000%, respectively. The Loan Rates on approximately 88.61% of the Mortgage Loans cannot increase or decrease (any such cap, a "PERIODIC RATE CAP") by more than 2.000% per annum on any Adjustment Date other than the first Adjustment Date. Approximately 11.39% of the Mortgage Loans do not have Periodic Rate Caps. The Loan Rate on each Mortgage Loan will not exceed a specified maximum Loan Rate over the life of such Mortgage Loan (the "MAXIMUM LOAN RATE"). Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date (occurring after any applicable Interest Only Period), the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding Principal Balance of the related Mortgage Loan over its remaining term, and pay interest at the Loan Rate as so adjusted. Due to the application of the First Rate Cap, the Periodic Rate Caps and the Maximum Loan Rates, the Loan Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the applicable Index and the related Gross Margin, rounded as described herein. See "--The Indices" herein. None of the Mortgage Loans permits the related borrower (the "MORTGAGOR") to convert the adjustable Loan Rate thereon to a fixed Loan Rate.

         The Mortgage Loans had Loan Rates as of the Cut-Off Date of not less than 6.125% per annum and not more than 9.250% per annum and the weighted average Loan Rate was approximately 8.212% per annum. As of the Cut-Off Date, the Mortgage Loans had Gross Margins ranging from 2.000% per annum to 3.375% per annum, and Maximum Loan Rates ranging from 11.250% per annum to 15.250% per annum. As of the Cut-Off Date, the weighted average Gross Margin was approximately 2.669% per annum, and the weighted average Maximum Loan Rate was approximately 13.384% per annum. The latest next Adjustment Date following the Cut-Off Date on any Mortgage Loan occurs in October 2007 and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-Off Date occurs in August 2005.

         The Mortgage Loans had the following characteristics as of the Cut-Off Date (the sum in any column may not equal the total indicated due to rounding):

         PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                % OF AGGREGATE
                                                                    PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                           NUMBER OF MORTGAGE       OUTSTANDING AS OF         OUTSTANDING AS OF
          PRINCIPAL BALANCE ($)                   LOANS              THE CUT-OFF DATE          THE CUT-OFF DATE
          ---------------------            ------------------       -----------------         -----------------
        50,000.00  -      100,000.00                25              $    1,889,926.04                 0.51%
       100,000.01  -      200,000.00                53                   8,221,912.19                 2.22
       200,000.01  -      300,000.00               243                  67,711,396.35                18.26
       300,000.01  -      400,000.00               341                 117,870,871.21                31.80
       400,000.01  -      500,000.00               140                  62,918,373.63                16.97
       500,000.01  -      600,000.00                71                  39,439,724.17                10.64
       600,000.01  -      700,000.00                31                  20,154,568.08                 5.44
       700,000.01  -      800,000.00                22                  16,159,165.14                 4.36
       800,000.01  -      900,000.00                15                  12,914,090.53                 3.48
       900,000.01  -    1,000,000.00                18                  17,454,806.96                 4.71
     1,300,000.01  -    1,400,000.00                 2                   2,710,000.00                 0.73
     1,500,000.01  -    1,600,000.00                 1                   1,510,000.00                 0.41
     1,700,000.01  -    1,762,500.00                 1                   1,762,500.00                 0.48
                                                   ---              -----------------               ------
         Total..........................           963              $  370,717,334.30               100.00%
                                                   ===              =================               ======


         The average Principal Balance of the Mortgage Loans as of the Cut-Off Date was approximately $384,961.

            REMAINING TERMS TO STATED MATURITY OF THE MORTGAGE LOANS


                                                             PRINCIPAL BALANCE        % OF AGGREGATE PRINCIPAL
                                         NUMBER OF          OUTSTANDING AS OF THE     BALANCE OUTSTANDING AS OF
       REMAINING TERM (MONTHS)         MORTGAGE LOANS            CUT-OFF DATE              THE CUT-OFF DATE
       -----------------------         --------------       ---------------------     -------------------------
              297 - 300                       1               $    259,223.13                   0.07%
              331 - 336                       1                    305,000.00                   0.08
              337 - 342                       1                    600,000.00                   0.16
              343 - 348                       5                  1,070,274.67                   0.29
              349 - 354                     246                 93,214,545.74                  25.14
              355 - 359                     709                275,268,290.76                  74.25
                                            ---               ---------------                 ------
        Total.......................        963               $370,717,334.30                 100.00%
                                            ===               ===============                 ======

         The weighted average remaining term to stated maturity of the Mortgage Loans as of the Cut-Off Date was approximately 356 months.



                        ORIGINATORS OF THE MORTGAGE LOANS

                                                                                                   % OF AGGREGATE
                                                                           PRINCIPAL BALANCE     PRINCIPAL BALANCE
                                                         NUMBER OF         OUTSTANDING AS OF     OUTSTANDING AS OF
                   ORIGINATOR:                        MORTGAGE LOANS       THE CUT-OFF DATE       THE CUT-OFF DATE
                   -----------                        --------------       -----------------     -----------------
Merrill Lynch Credit Corporation...........                 143             $ 42,667,122.29             11.51%
WAMU Entities..............................                 586              232,002,764.62             62.58
Bank of America............................                 234               96,047,447.39             25.91
                                                            ---             ---------------            ------
   Total...................................                 963             $370,717,334.30            100.00%
                                                            ===             ===============            ======

                      PROPERTY TYPES OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                     PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF             OUTSTANDING AS OF
              PROPERTY TYPE                    MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
-------------------------------------------   ------------------  ---------------------------   ------------------------
  Single Family...........................            745               $295,210,237.70                   79.63%
  Planned Unit Development................            116                 42,302,504.28                   11.41
  Condominium.............................             89                 28,582,788.27                    7.71
  Two-Four Family.........................             11                  4,166,243.11                    1.12
  Townhouse...............................              2                    455,560.94                    0.12
                                                      ---               ---------------                  ------
   Total..................................            963               $370,717,334.30                  100.00%
                                                      ===               ===============                  ======

==============================================================================


                  STATED OCCUPANCY STATUS OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                  NUMBER OF          PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                  MORTGAGE           OUTSTANDING AS OF             OUTSTANDING AS OF
       STATED OCCUPANCY STATUS(1)                   LOANS             THE CUT-OFF DATE             THE CUT-OFF DATE
       --------------------------                 ---------          ------------------            -----------------
  Primary................................            902               $351,750,880.26                    94.88%
  Second Home............................             34                 12,680,540.57                     3.42
  Investor...............................             27                  6,285,913.47                     1.70
                                                     ---               ---------------                   ------
   Total.................................            963               $370,717,334.30                   100.00%
                                                     ===               ===============                   ======

--------------
(1) Occupancy as represented by the Mortgagor at the time of origination.



                       LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                     PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF             OUTSTANDING AS OF
                 PURPOSE                       MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
                 -------                       --------------        ------------------            -----------------
Purchase..................................           813               $311,792,515.92                   84.11%
Cash Out Refinance........................            90                 33,147,445.31                    8.94
Rate/Term Refinance.......................            60                 25,777,373.07                    6.95
                                                     ---               ---------------                  ------
   Total..................................           963               $370,717,334.30                  100.00%
                                                     ===               ===============                  ======


                  DOCUMENTATION PROGRAMS OF THE MORTGAGE LOANS


                                                                                               % OF AGGREGATE
                                                                   PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                           NUMBER OF MORTGAGE     OUTSTANDING AS OF THE      OUTSTANDING AS OF
          DOCUMENTATION PROGRAM                   LOANS               CUT-OFF DATE            THE CUT-OFF DATE
          ---------------------            ------------------     ---------------------      -----------------
Standard Documentation..............                696               $275,460,170.22                74.30%
Reduced Documentation...............                116                 49,713,140.97                13.41
Full Documentation..................                 96                 31,450,384.03                 8.48
No Income/No Ratio..................                 28                  5,618,030.70                 1.52
Alternative Documentation...........                 12                  3,374,799.53                 0.91
Conventional Streamline.............                  8                  2,876,900.82                 0.78
Stated Documentation................                  7                  2,223,908.03                 0.60
                                                    ---               ---------------               ------
   Total............................                963               $370,717,334.30               100.00%
                                                    ===               ===============               ======


               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                               % OF AGGREGATE
                                                                    PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                                 NUMBER OF        OUTSTANDING AS OF THE       OUTSTANDING AS OF
     ORIGINAL LOAN-TO-VALUE RATIO (%)          MORTGAGE LOANS          CUT-OFF DATE           THE CUT-OFF DATE
     --------------------------------          --------------     ---------------------       -----------------
 8.33   -  10.00........................               1             $     50,000.00                 0.01%
15.01   -  20.00........................               1                  450,000.00                 0.12
20.01   -  25.00........................               1                  288,391.10                 0.08
25.01   -  30.00........................               6                2,295,415.91                 0.62
30.01   -  35.00........................               5                1,167,494.88                 0.31
35.01   -  40.00........................               8                3,236,190.77                 0.87
40.01   -  45.00........................               7                2,926,004.08                 0.79
45.01   -  50.00........................              24               10,752,175.57                 2.90
50.01   -  55.00........................              26               11,321,890.08                 3.05
55.01   -  60.00........................              23                8,778,139.29                 2.37
60.01   -  65.00........................              46               20,596,608.61                 5.56
65.01   -  70.00........................              67               30,955,415.44                 8.35
70.01   -  75.00........................             138               55,451,924.49                14.96
75.01   -  80.00........................             420              160,350,559.03                43.25
80.01   -  85.00........................               8                2,710,790.62                 0.73
85.01   -  90.00........................              80               26,683,365.06                 7.20
90.01   -  95.00........................              42               12,555,704.47                 3.39
95.01   - 100.00........................              60               20,147,264.90                 5.43
                                                     ---             ---------------               ------
   Total................................             963             $370,717,334.30               100.00%
                                                     ===             ===============               ======


         The weighted average original Loan-to-Value Ratio of the Mortgage Loans as of the Cut-Off Date was approximately 75.82%.

              EFFECTIVE LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

                                                                                            % OF AGGREGATE
                                                               PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                           NUMBER OF           OUTSTANDING AS OF           OUTSTANDING AS OF
          EFFECTIVE LTV (%):             MORTGAGE LOANS         THE CUT-OFF DATE            THE CUT-OFF DATE
          ------------------             --------------        -----------------           -----------------
 8.33  -  10.00.....................           1               $     50,000.00                     0.01%
15.01  -  20.00.....................           1                    450,000.00                     0.12
20.01  -  25.00.....................           2                    438,253.13                     0.12
25.01  -  30.00.....................           6                  2,295,415.91                     0.62
30.01  -  35.00.....................           5                  1,167,494.88                     0.31
35.01  -  40.00.....................           8                  3,236,190.77                     0.87
40.01  -  45.00.....................           7                  2,926,004.08                     0.79
45.01  -  50.00.....................          31                 11,866,099.19                     3.20
50.01  -  55.00.....................          26                 11,321,890.08                     3.05
55.01  -  60.00.....................          24                  9,178,139.29                     2.48
60.01  -  65.00.....................          48                 21,253,106.94                     5.73
65.01  -  70.00.....................         122                 50,030,782.80                    13.50
70.01  -  75.00.....................         139                 55,897,914.49                    15.08
75.01  -  80.00.....................         420                160,350,559.03                    43.25
80.01  -  85.00.....................           6                  2,210,790.62                     0.60
85.01  -  90.00.....................          79                 26,314,365.06                     7.10
90.01  -  95.00.....................          38                 11,730,328.03                     3.16
                                             ---               ---------------                   ------
   Total............................         963               $370,717,334.30                   100.00%
                                             ===               ===============                   ======

         The weighted average Effective Loan-to-Value Ratio of the Mortgage Loans as of the Cut-Off Date was approximately 74.01%.



                       PRODUCT TYPE OF THE MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                                 NUMBER OF        PRINCIPAL BALANCE         PRINCIPAL BALANCE
                                                 MORTGAGE         OUTSTANDING AS OF         OUTSTANDING AS OF
                PRODUCT TYPE:                      LOANS           THE CUT-OFF DATE          THE CUT-OFF DATE
                -------------                    ---------        -----------------         -----------------
5 Year Initial Fixed Rate Period ARMs               936             $363,788,035.66                 98.13%
7 Year Initial Fixed Rate Period ARMs                27                6,929,298.64                  1.87
                                                    ---             ---------------                ------
        Total.......................                963             $370,717,334.30                100.00%
                                                    ===             ===============                ======



                    DELINQUENCY STATUS OF THE MORTGAGE LOANS

                                                                                                 % OF AGGREGATE
                                                                     PRINCIPAL BALANCE          PRINCIPAL BALANCE
                                                  NUMBER OF        OUTSTANDING AS OF THE        OUTSTANDING AS OF
            DELINQUENCY STATUS                 MORTGAGE LOANS          CUT-OFF DATE             THE CUT-OFF DATE
            ------------------                 --------------      ---------------------        -----------------
Current...................................           952              $367,439,291.55                  99.12%
30-59 Days Delinquent.....................            11                 3,278,042.75                   0.88
                                                     ---              ---------------                 ------
           Total..........................           963              $370,717,334.30                 100.00%
                                                     ===              ===============                 ======

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES


                                                                     PRINCIPAL BALANCE    % OF AGGREGATE PRINCIPAL
                                                   NUMBER OF        OUTSTANDING AS OF     BALANCE OUTSTANDING AS OF
STATE                                           MORTGAGE LOANS      THE CUT-OFF DATE          THE CUT-OFF DATE
-----                                           --------------      ------------------    -------------------------
Arizona.................................                 9          $    2,923,038.87                  0.79%
Arkansas................................                 1                 186,000.00                  0.05
California..............................               498             207,769,556.27                 56.05
Colorado................................                33              11,633,270.75                  3.14
Connecticut.............................                20               8,499,282.17                  2.29
District of Columbia....................                 5               2,795,987.49                  0.75
Florida.................................                29               7,920,981.34                  2.14
Georgia.................................                21               6,386,538.11                  1.72
Idaho...................................                 1                 597,664.58                  0.16
Illinois................................                50              17,854,833.32                  4.82
Indiana.................................                 2                 580,361.92                  0.16
Iowa....................................                 2                 473,924.16                  0.13
Kentucky................................                 1                 274,808.83                  0.07
Louisiana...............................                 2                 141,500.00                  0.04
Maine...................................                 1                 135,000.00                  0.04
Maryland................................                 7               2,186,677.31                  0.59
Massachusetts...........................                31              12,113,824.43                  3.27
Michigan................................                14               4,064,793.94                  1.10
Minnesota...............................                 3               1,162,871.55                  0.31
Missouri................................                 3                 781,546.96                  0.21
Nevada..................................                 7               2,882,672.81                  0.78
New Hampshire...........................                 1                 369,000.00                  0.10
New Jersey..............................                14               3,819,848.98                  1.03
New Mexico..............................                 3                 887,136.87                  0.24
New York................................                21               7,629,423.02                  2.06
North Carolina..........................                 5               1,710,974.63                  0.46
Ohio....................................                 4               1,056,167.24                  0.28
Oklahoma................................                 1                 284,157.00                  0.08
Oregon..................................                18               6,798,908.88                  1.83
Pennsylvania............................                 6               1,562,660.86                  0.42
South Carolina..........................                 2                 431,334.96                  0.12
South Dakota............................                 1                  94,665.65                  0.03
Tennessee...............................                 3                 639,735.51                  0.17
Texas...................................                18               6,041,105.34                  1.63
Utah....................................                 7               2,068,566.13                  0.56
Virginia................................                 9               3,505,406.35                  0.95
Washington..............................               105              40,200,128.72                 10.84
Wisconsin...............................                 2               1,080,581.75                  0.29
Wyoming.................................                 3               1,172,397.60                  0.32
                                                       ---            ---------------                ------
   Total................................               963            $370,717,334.30                100.00%
                                                       ===            ===============                ======

       The greatest five-digit ZIP Code geographic concentration of Mortgage Loans, by Principal Balance as of the Cut-Off Date, was approximately 1.03% in the 94566 ZIP Code

             LOAN RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE

                                                                                                    % OF AGGREGATE
                                                                     PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF             OUTSTANDING AS OF
              LOAN RATE (%)                    MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
              -------------                    --------------        ------------------            -----------------
6.125  -  6.500.........................               2               $    851,899.33                      0.23%
6.501  -  7.000.........................               1                    241,729.38                      0.07
7.001  -  7.500.........................              30                 12,976,930.59                      3.50
7.501  -  8.000.........................             249                102,787,403.50                     27.73
8.001  -  8.500.........................             539                198,427,683.68                     53.53
8.501  -  9.000.........................             137                 52,519,181.55                     14.17
9.001  -  9.250.........................               5                  2,912,506.27                      0.79
                                                     ---               ---------------                    ------
        Total..................                      963               $370,717,334.30                    100.00%
                                                     ===               ===============                    ======

         The weighted average Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 8.212%.

                    MAXIMUM LOAN RATES OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                     PRINCIPAL BALANCE             PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF             OUTSTANDING AS OF
          MAXIMUM LOAN RATE (%)                MORTGAGE LOANS         THE CUT-OFF DATE             THE CUT-OFF DATE
          ---------------------                --------------        ------------------            -----------------
11.250  - 11.500........................               1               $    546,899.33                     0.15%
11.501  - 12.000........................              12                  4,318,409.20                     1.16
12.001  - 12.500........................              22                  9,117,237.93                     2.46
12.501  - 13.000........................             216                 90,833,221.25                    24.50
13.001  - 13.500........................             408                164,153,475.57                    44.28
13.501  - 14.000........................             120                 47,141,731.78                    12.72
14.001  - 14.500........................             134                 36,522,882.18                     9.85
14.501  - 15.000........................              47                 16,323,477.06                     4.40
15.001  - 15.250........................               3                  1,760,000.00                     0.47
                                                     ---               ---------------                   ------
     Total..............................             963               $370,717,334.30                   100.00%
                                                     ===               ===============                   ======


         The weighted average Maximum Loan Rate of the Mortgage Loans as of the Cut-Off Date was approximately 13.384%.





                       GROSS MARGINS OF THE MORTGAGE LOANS

                                                                                                  % OF AGGREGATE
                                                                    PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                NUMBER OF           OUTSTANDING AS OF           OUTSTANDING AS OF
            GROSS MARGIN (%):                 MORTGAGE LOANS        THE CUT-OFF DATE             THE CUT-OFF DATE
          ---------------------               --------------        ------------------          -----------------
2.000  -  2.000.....................               141              $  42,229,677.24                   11.39%
2.251  -  2.500.....................                 2                    935,100.51                    0.25
2.501  -  2.750.....................               798                320,223,697.46                   86.38
2.751  -  3.000.....................                11                  3,835,206.61                    1.03
3.001  -  3.250.....................                10                  3,027,103.99                    0.82
3.251  -  3.375.....................                 1                    466,548.49                    0.13
                                                   ---               ---------------                  ------
     Total..........................               963               $370,717,334.30                  100.00%
                                                   ===               ===============                  ======

         The weighted average Gross Margin of the Mortgage Loans as of the Cut-Off Date was approximately 2.669%.

                        INDICES OF THE MORTGAGE LOANS(1)

                                                                                                     % OF AGGREGATE
                                                                       PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF THE         OUTSTANDING AS OF
                  INDEX                        MORTGAGE LOANS            CUT-OFF DATE               THE CUT-OFF DATE
                  -----                        --------------        ---------------------         -----------------
One Year CMT.............................            822               $328,487,657.06                    88.61%
Six Month LIBOR..........................            141                 42,229,677.24                    11.39
                                                     ---               ---------------                   ------
    Total................................            963               $370,717,334.30                   100.00%
                                                     ===               ===============                   ======

        ------------------
        (1) Each of these Indices is described under "--The Indices".



                      FIRST RATE CAPS OF THE MORTGAGE LOANS

                                                                                                     % OF AGGREGATE
                                                                       PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF THE         OUTSTANDING AS OF
            FIRST RATE CAP (%)                 MORTGAGE LOANS            CUT-OFF DATE               THE CUT-OFF DATE
            ------------------                 --------------        ---------------------         -----------------
5.000....................................            820                $328,050,212.01                   88.49%
6.000....................................            143                  42,667,122.29                   11.51
                                                     ---                ---------------                  ------
     Total...............................            963                $370,717,334.30                  100.00%
                                                     ===                ===============                  ======

                    PERIODIC RATE CAPS OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                       PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF THE         OUTSTANDING AS OF
          PERIODIC RATE CAP (%)                MORTGAGE LOANS            CUT-OFF DATE              THE CUT-OFF DATE
          ---------------------                --------------        ---------------------         -----------------
   No Periodic Rate Cap...................           141                $ 42,229,677.24                   11.39%
   2.00...................................           822                 328,487,657.06                   88.61
                                                     ---                ---------------                  ------
    Total.................................           963                $370,717,334.30                  100.00%
                                                     ===                ===============                  ======



                RATE ADJUSTMENT FREQUENCIES OF THE MORTGAGE LOANS

                                                                                                    % OF AGGREGATE
                                                                       PRINCIPAL BALANCE           PRINCIPAL BALANCE
                                                  NUMBER OF          OUTSTANDING AS OF THE         OUTSTANDING AS OF
        RATE ADJUSTMENT FREQUENCY              MORTGAGE LOANS            CUT-OFF DATE              THE CUT-OFF DATE
        -------------------------              --------------        ---------------------         -----------------
   Semiannual.............................           141                $ 42,229,677.24                   11.39%
   Annual.................................           822                 328,487,657.06                   88.61
                                                     ---                ---------------                  ------
    Total.................................           963                $370,717,334.30                  100.00%
                                                     ===                ===============                  ======

                   NEXT ADJUSTMENT DATES OF THE MORTGAGE LOANS


                                                                                              % OF AGGREGATE
                                                                      PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                NUMBER OF             OUTSTANDING AS OF      OUTSTANDING AS OF
        NEXT ADJUSTMENT DATE:                MORTGAGE LOANS           THE CUT-OFF DATE       THE CUT-OFF DATE
        ---------------------                --------------           -----------------      -----------------
December 2003....................                    1                 $    305,000.00               0.08%
October 2004.....................                    1                      192,000.00               0.05
January 2005.....................                    2                      410,729.38               0.11
February 2005....................                    2                      505,000.00               0.14
March 2005.......................                    4                    1,557,747.21               0.42
April 2005.......................                    7                    1,889,769.04               0.51
May 2005.........................                   44                   18,536,919.09               5.00
June 2005........................                  184                   69,718,605.55              18.81
July 2005........................                  121                   44,750,257.40              12.07
August 2005......................                  170                   67,797,353.96              18.29
September 2005...................                  353                  140,545,060.36              37.91
October 2005.....................                   44                   16,576,079.41               4.47
November 2005....................                    3                    1,003,514.26               0.27
June 2006........................                    1                      600,000.00               0.16
July 2006........................                    1                      195,715.67               0.05
August 2006......................                    2                      392,559.00               0.11
September 2006...................                    1                      290,000.00               0.08
March 2007.......................                    1                       69,970.00               0.02
May 2007.........................                    1                      283,391.34               0.08
June 2007........................                    1                      242,414.13               0.07
July 2007........................                    1                      110,977.70               0.03
August 2007......................                   10                    2,634,587.46               0.71
September 2007...................                    7                    2,054,683.34               0.55
October 2007.....................                    1                       55,000.00               0.01
                                                   ---                 ---------------             ------
   Total.........................                  963                 $370,717,334.30             100.00%
                                                   ===                 ===============             ======

                        FICO SCORES OF THE MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                                                    PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                               NUMBER OF            OUTSTANDING AS OF       OUTSTANDING AS OF
             FICO SCORE:                    MORTGAGE LOANS           THE CUT-OFF DATE        THE CUT-OFF DATE
             -----------                    --------------          -----------------       -----------------
    N/A                                            41               $  14,990,030.36                 4.04%
501  - 550.......................                   2                   1,248,715.74                 0.34
551  - 600.......................                   6                   2,153,687.66                 0.58
601  - 650.......................                  74                  28,502,544.85                 7.69
651  - 700.......................                 222                  86,014,529.11                23.20
701  - 750.......................                 318                 127,635,085.05                34.43
751  - 800.......................                 280                 104,087,625.78                28.08
801  - 819.......................                  20                   6,085,115.75                 1.64
                                                  ---                ---------------               ------
    Total........................                 963                $370,717,334.30               100.00%
                                                  ===                ===============               ======

         The weighted average FICO score of the Mortgage Loans as of the Cut-Off Date was approximately 720.



                    AMORTIZATION TYPES OF THE MORTGAGE LOANS

                                                                                              % OF AGGREGATE
                                                                      PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                  NUMBER OF           OUTSTANDING AS OF      OUTSTANDING AS OF
            AMORTIZATION TYPE:                  MORTGAGE LOANS        THE CUT-OFF DATE       THE CUT-OFF DATE
            ------------------                  --------------        -----------------      -----------------
Fully Amortizing.....................                 822              $328,487,657.06              88.61%
Interest Only........................                 141                42,229,677.24              11.39
                                                      ---              ---------------             ------
    Total............................                 963              $370,717,334.30             100.00%
                                                      ---              ---------------             ------

THE INDICES

         With respect to approximately 11.39% of the Mortgage Loans, the Index is the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day and pursuant to a calculation as specified in the related mortgage note ("SIX MONTH LIBOR"); and with respect to approximately 88.61% of the Mortgage Loans, the Index is the weekly average yield on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519) and most recently available as of a day specified in the related note ("ONE YEAR CMT").

         Listed below are some historical values for the months indicated for the One Year CMT and Six Month LIBOR indices.


                                                             ONE YEAR CMT

                                                                             YEAR
                                           -------------------------------------------------------------------------
    MONTH                                         2000      1999       1998      1997      1996      1995       1994
    -----                                         ----      ----       ----      ----      ----      ----       ----
    January..................................     6.12      4.51       5.24      5.61      5.09      7.05       3.54
    February.................................     6.22      4.70       5.31      5.53      4.94      6.70       3.87
    March....................................     6.22      4.78       5.39      5.80      5.34      6.43       4.32
    April....................................     6.15      4.69       5.38      5.99      5.54      6.27       4.82
    May......................................     6.33      4.85       5.44      5.87      5.64      6.00       5.31
    June.....................................     6.17      5.10       5.41      5.69      5.81      5.64       5.27
    July.....................................     6.08      5.03       5.36      5.54      5.85      5.59       5.48
    August...................................     6.18      5.20       5.21      5.56      5.67      5.75       5.56
    September................................     6.13      5.25       4.71      5.52      5.83      5.62       5.76
    October..................................     6.01      5.43       4.12      5.46      5.55      5.59       6.11
    November.................................     6.09      5.55       4.53      5.46      5.42      5.43       6.54
    December.................................               5.84       4.52      5.53      5.47      5.31       7.14



                                                            SIX MONTH LIBOR

                                                                                YEAR
                                               ------------------------------------------------------------------------
    MONTH                                         2000      1999       1998      1997      1996      1995       1994
    -----                                         ----      ----       ----      ----      ----      ----       ----
    January..................................     6.29      4.97       5.63      5.69      5.27      6.69       3.38
    February.................................     6.33      5.13       5.70      5.69      5.30      6.44       4.00
    March....................................     6.53      5.06       5.75      5.94      5.50      6.50       4.25
    April....................................     6.73      5.04       5.81      6.00      5.56      6.38       4.69
    May......................................     7.11      5.25       5.75      6.00      5.63      6.00       5.00
    June.....................................     7.00      5.65       5.78      5.91      5.79      6.00       5.25
    July.....................................     6.89      5.71       5.75      5.80      5.88      5.88       5.31
    August...................................     6.83      5.92       5.59      5.84      5.77      5.91       5.31
    September................................     6.76      5.96       5.25      5.84      5.73      5.95       5.75
    October..................................     6.72      6.12       4.98      5.79      5.57      5.88       5.94
    November.................................     6.64      6.06       5.15      5.91      5.54      5.69       6.56
    December.................................               6.13       5.07      5.84      5.60      5.51       7.00

         If any Index becomes unpublished or is otherwise unavailable, the related Servicer will select an alternative index which is based upon comparable information.

                         THE SELLER AND THE ORIGINATORS

THE SELLER

         All of the Mortgage Loans have been purchased in the secondary market by Greenwich Capital Financial Products, Inc. ("GCFP" or the "SELLER") in the ordinary course of its business. GCFP, an affiliate of the Depositor and Greenwich Capital Markets, Inc., one of the Underwriters, is a direct, wholly-owned subsidiary of Greenwich Capital Holdings, Inc. Approximately 11.51% of the Mortgage Loans were originated and sold to GCFP by Merrill Lynch Credit Corporation ("MLCC"); approximately 25.91% of the Mortgage Loans were originated and sold to GCFP by Bank of America, N.A. ("BANK OF AMERICA"); and approximately 62.58% of the Mortgage Loans were originated and sold to GCFP by Washington Mutual Bank, FA ("WMBFA") and its affiliates, Washington Mutual Bank and Washington Mutual Bank fsb (WMBFA, together with such affiliates, the "WAMU ENTITIES"). (All such percentages are based upon the Cut-Off Date Pool Balance.) As described herein under "The Pooling and Servicing Agreement and the Servicing Contracts--Assignment of the Mortgage Loans", GCFP, as Seller, will make certain representations and warranties to the Trustee regarding the Mortgage Loans. In the event of a breach that materially and adversely affects the Certificateholders, GCFP will be obligated either to cure such breach or repurchase or replace each affected Mortgage Loan.

         When each mortgage loan is originated, the borrower's credit report is generally reviewed. Generally, each credit report provides a credit score for the borrower. The credit score is based upon the credit evaluation methodology developed by Fair, Isaac and Company ("FICO"), a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower's credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant's credit score is derived by adding together the attribute weights for the applicant. With respect to the Mortgage Loans, approximately 95.96% of the related borrowers (based upon the Cut-Off Date Pool Balance) have FICO scores and their weighted average FICO score was approximately 720 at the time of scoring.

         Each entity from which GCFP purchased the Mortgage Loans has represented and warranted that each of the Mortgage Loans sold by such entity was underwritten in accordance with standards utilized by it or the applicable originator in originating mortgage loans generally comparable to such Mortgage Loans during the period of origination. The underwriting criteria in accordance with which the Mortgage Loans were originated are described herein under "--Underwriting Standards".

THE ORIGINATORS

         The information set forth in this section contains a brief description of the originators of Mortgage Loans. The following information has been provided by MLCC, Bank of America and WMBFA, as applicable, and none of the Seller, the Depositor or either of the Underwriters makes any representations or warranties as to the accuracy or completeness of such information.

         Merrill Lynch Credit Corporation

         MLCC, an indirect subsidiary of Merrill Lynch & Co., Inc. ("ML & CO."), is a Delaware corporation qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; Fannie Mae first and second mortgage one- to four-family seller/servicer; Freddie Mac first and second mortgage one- to four-family seller/servicer; Ginnie Mae mortgage backed securities issuer under the Ginnie Mae I and Ginnie Mae II single family programs; and supervised VA lender.

         MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes.

         MLCC is in the business of originating, purchasing and servicing real estate mortgage loans secured by conforming and non-conforming fixed and adjustable rate mortgage loans (including its PrimeFirst(R) mortgages) and other loan products. MLCC also originates home equity lines of credit to individuals. MLCC currently originates and services loans in fifty states, the District of Columbia and the U.S. Virgin Islands.

         MLCC's mortgage programs are marketed primarily through financial consultants employed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct marketing campaigns.

         Bank of America, N.A.

         Bank of America is an indirect wholly-owned subsidiary of Bank of America Corporation. Bank of America is engaged in a general commercial banking business, offering a full range of commercial, corporate, international, financial and retail banking services to corporations, governments and individuals. Bank of America originates and services residential mortgage loans and performs subservicing functions for affiliates. Prior to July 23, 1999, Bank of America was called Bank of America NT&SA. On July 23, 1999, Bank of America (which prior to July 5, 1999 was known as NationsBank, N.A.) was merged into Bank of America NT&SA and Bank of America NT&SA changed its name to Bank of America, N.A. In addition, on December 1, 1999, Bank of America, FSB, an affiliate for whom Bank of America previously acted as subservicer, merged into and with Bank of America.

         Bank of America's headquarters and its executive offices are located at 101 South Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (704) 388-3232. Bank of America is subject to regulation, supervision and examination by the Office of the Comptroller of the Currency and has been approved as a mortgagee and seller/servicer by the Department of Housing and Urban Development, the Veterans Administration, the Government National Mortgage Association, Fannie Mae and Freddie Mac.

         Washington Mutual Bank, FA

         WMBFA services the Mortgage Loans that were originated by itself and by the other WAMU Entities. WMBFA is a federally chartered savings association. WMBFA is subject to regulation and examination by the Office of Thrift Supervision, which is its primary regulator. Its deposit accounts are insured by the Federal Deposit Insurance Corporation primarily through the Savings Association Insurance Fund. As a result, the Federal Deposit Insurance Corporation also has some authority to regulate WMBFA. Washington Mutual, Inc. acquired WMBFA (then known as American Savings Bank, F.A.) in December 1996. In October 1997, Great Western Bank, a FSB, was merged with and into WMBFA. In October 1998, Home Savings of America, FSB was merged with and into WMBFA. As a federally chartered savings association, WMBFA has authority to make loans secured by residential and commercial real estate, secured and unsecured consumer loans, and a limited amount of secured and unsecured commercial loans. Through its subsidiaries, WMBFA also sells insurance products and offers securities brokerage services. WMBFA's principal areas of operation are California, Florida and Texas, where it operates more than 700 consumer financial centers. WMBFA also operates home loan centers in California, Florida, Texas and 17 additional states.

         The primary mortgage loan servicing office of WMBFA is located at 9200 Oakdale Avenue, Chatsworth, California 91311. Its telephone number is (818) 775-2278.

UNDERWRITING STANDARDS

         The information set forth in this section contains descriptions of the respective underwriting standards of MLCC, Bank of America and the WAMU Entities.

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officer with pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy.

         The following information has been provided by MLCC, Bank of America and the WAMU Entities, as applicable, and none of the Seller, the Depositor or either of the Underwriters makes any representations or warranties as to the accuracy or completeness of such information.

         MLCC's Underwriting Process

         General. MLCC's underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and additional collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses (except as described below), along with an authorization permitting MLCC to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee to MLCC.

         In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         MLCC verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest, and at least two months' worth of cash reserves.

         Except as described below, MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent Internal Revenue Service ("IRS") forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

         In determining the adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac conforming appraisal of the property is performed by an independent appraiser selected by MLCC, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. Most of the aforementioned appraisals may have been prepared by Lender's Service, Inc., in which MLCC holds a minority interest.

         The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the mortgage loans. Title insurance is required to be obtained for all mortgage loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt-service-to-income ratio ("DTI") that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment on the proposed loan at an interest rate that is 2% to 2.50% higher than the original rate), divided by the borrower's total verified monthly income. In general, it is MLCC's belief that the DTI ratio is only one of several factors, such as LTV, credit history, and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant's credit score. MLCC considers an applicant's credit score in connection with other factors, including the applicant's overall credit payment history, level of income, debts, and assets. It is not MLCC's practice to accept or reject an application based solely on the basis of the applicant's credit score. MLCC also requires that the proposed loan have a loan-to-value ratio that generally does not exceed 80%, but under certain circumstances may be up to 100%. MLCC's practice is to continuously review loan-to-value ratio limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum loan-to-value ratio permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's loan-to-value ratio as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

         Certain of the Mortgage Loans originated by MLCC were originated under loan programs that do not require verification of borrower income. MLCC's loan origination process allows for expedited processing on certain loans based on the risk profile of the loan. During the origination process, MLCC conducts an assessment of the risk profile of the prospective borrower and subject property to determine the level of income verification required to process the loan. MLCC categorizes loans into different processing tracks based upon the overall risk profile of the loan, as evidenced by the LTV, borrower credit profile, the liquidity ratio (as described below), type of property, occupancy status, and proposed loan amount. For loans that demonstrate the lowest level of risk based upon this categorization, the borrower may not be required to disclose his or her income in order for MLCC to process the loan.

         MLCC uses a "liquidity ratio" as part of its underwriting criteria. The liquidity ratio is defined as the total amount of a borrower's liquid assets, as verified by MLCC, divided by the total amount of the proposed loan. For example, a borrower with $500,000 in verified liquid assets who is requesting a $250,000 loan amount would have a 2.0 liquidity ratio. Liquid assets are generally defined as cash and cash equivalents, marginable marketable securities, and retirement accounts. Business assets are generally not considered part of a borrower's liquid assets unless the business is 100% owned by the borrower. The liquidity ratio generally excludes all assets that are pledged or margined, estimated funds required for closing, concentrated equity positions if the share price is less than $10 and any stock options or unvested shares of stock. MLCC believes that the accumulation of net worth, particularly in the form of liquid assets, is a strong indication of creditworthiness. A borrower who accumulates net worth from earnings and savings demonstrates a strong ability to manage his or her financial affairs. If the net worth is in liquid form, it can potentially be used to service the proposed debt, to pay unexpected debts that may occur, and to protect against short-term interruptions of income.

         The level of income documentation required by MLCC is determined by the combination of the borrower's credit score and overall credit profile, liquidity ratio, and the loan-to-value ratio of the proposed loan. Using predetermined parameters based upon the combination of these factors, adjusted for the property type and occupancy status, MLCC may require the following different levels of income disclosure and verification:

                  (1) no income disclosure;

                  (2) debt-to-income ratio calculated based on stated income from the borrower, with no verification of income required ("stated income");

                  (3) verification of income using streamlined/alternate
                      documentation; or

                  (4) full income disclosure and verification.

         MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its mortgage broker program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

         In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its correspondent lending program. In order for MLCC to approve a lender as a seller under its correspondent lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must: (a) be a bank, savings and loan, or HUD-approved mortgagee which is a Fannie Mae or Freddie Mac seller in good standing; (b) demonstrate at least three years experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; (e) demonstrate a residential loan portfolio with delinquency rates at or below national averages, as published by the Mortgage Bankers Association; and (f) have a corporate net worth of at least $2.5 million and/or a corporate credit history acceptable to MLCC.

         Under MLCC's correspondent lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of MLCC, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller

Guide. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from the correspondent lender.

         Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of ML & Co. and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time.

         The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

         MLCC's Additional Collateral Loan Programs. Loans that have a loan-to-value ratio in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower (such loans being referred to as "MORTGAGE 100=LOANS") or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor (such loans being referred to as "PARENT POWER(R) LOANS"). Such loans are also collectively referred to herein as "ADDITIONAL COLLATERAL LOANS", and the collateral referred to in clauses (i) and (ii) is herein referred to as "ADDITIONAL COLLATERAL". The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of a Mortgage Loan that is an Additional Collateral Loan will be assigned to the Trustee but will not be part of the REMIC. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will make all reasonable efforts to realize on any such security interest if the related Mortgage Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable.

         Ambac Assurance Corporation, as surety bond provider (the "SURETY BOND PROVIDER"), has provided a "LIMITED PURPOSE SURETY BOND" which is intended to guarantee the receipt by the Trust of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose

Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

         Bank of America's Underwriting Process

         Each Mortgage Loan underwritten by Bank of America has been underwritten in accordance with guidelines established in Bank of America's Product and Policy Guides (the "BANK OF AMERICA PRODUCT GUIDES"). These underwriting standards applied by Bank of America in originating or acquiring mortgage loans are intended to evaluate the applicants' repayment ability, credit standing and assets available for downpayment, closing costs and cash reserves. Additionally, guidelines are established regarding the adequacy of the property as collateral for the loan requested. The underwriting standards as established in the Bank of America Product Guides are continuously updated to reflect prevailing conditions in the residential market, new mortgage products, and the investment market for residential mortgage loans.

         The use of standardized underwriting guidelines does not imply that each specific criterion was satisfied individually. Bank of America will consider a mortgage loan to be originated in accordance with a given set of guidelines if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting guidelines. Even if one or more specific criteria included in such underwriting guidelines were not satisfied, if other factors compensated for the standards that were not satisfied, the mortgage loan may be considered to be in substantial compliance with the underwriting guidelines.

         The real estate lending processes for one- to four-family mortgage loans follow standard procedures, designed to comply with applicable federal and state laws and regulations. Initially, a prospective borrower is required to complete an application designed to provide pertinent information about the prospective borrower, the property to be financed and the type of loan desired. Information regarding the property to be financed may be provided by the prospective borrower after Bank of America has approved, subject to review of the property to be financed, a loan to the prospective borrower. As part of the description of the prospective borrower's financial condition, Bank of America generally requires a description of assets and liabilities and income and expenses and obtains a credit report, which summarizes the prospective borrower's credit history with merchants and lenders and any public records, such as bankruptcy. In general, an employment verification is obtained providing current and historical income information, and with respect to certain loans, a telephonic employment confirmation is obtained. Such employment verification may be obtained, either through analysis of the prospective borrower's W-2 forms for the most recent two years and year to-date earnings statement or most recent two years' tax returns, or from the prospective borrower's employer, wherein the employer reports the length of employment and current salary with that organization. Self-employed prospective borrowers generally are required to submit their federal tax returns for the past two years plus year-to-date financial statements, if the loan application is made 120 days or longer after the end of the most recent tax year for which a federal tax return was provided.

         Bank of America may, as part of its overall evaluation of a prospective borrower's creditworthiness, use Credit Scores or a combination of Credit Scores and Mortgage Scores. "CREDIT SCORES" are statistical credit scores designed to assess a borrower's creditworthiness and likelihood to default on a consumer obligation over a two-year period based on a borrower's credit history. Credit Scores were not developed to predict the likelihood of default on mortgage loans and, accordingly, may not be indicative of the ability of a mortgagor to repay its mortgage loan. A "MORTGAGE SCORE" takes into account not only a borrower's credit history but also uses statistics to predict how the majority of loans with common characteristics in a broad group of the population will perform in the future. The Mortgage Score used by Bank of America will either have been developed by Bank of America or by a third party and approved by Bank of America. A prospective borrower with (1) a higher Credit Score or (2) a higher Credit Score and Mortgage Score, which, in either event, indicates a more favorable credit history, is eligible for one of Bank of America's accelerated processing programs. Loans in such programs are subject to less stringent documentation requirements but require income verification. In addition, prospective borrowers with a strong asset base and acceptable Credit Scores may be eligible.

         Once all applicable employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgager's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

         To determine the adequacy of the mortgaged property as collateral, generally an independent appraisal is made of each mortgaged property considered for financing. In certain instances the appraisal may be conducted by an employee of Bank of America or an affiliate. An appraiser is required to inspect the mortgaged property and verify that it is in acceptable condition and that construction, if recent, has been completed. The evaluation is based on the appraiser's estimate of value, giving appropriate weight to both the market value of comparable housing, as well as the cost of replacing the mortgaged property.

         Bank of America's underwriting guidelines in all states (including anti-deficiency states) require that the value of the mortgaged property being financed, as indicated by the independent evaluation, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values, although there can be no assurance that such value will support the outstanding loan balance in the future.

         Certain of the Mortgage Loans underwritten by Bank of America may have been purchased by Bank of America from correspondents who have satisfied financial and operational standards specified by Bank of America in bulk purchase transactions. These Mortgage Loans were underwritten by the related correspondents using underwriting standards which may vary from the underwriting standards used by Bank of America. However, Bank of America has in each case reviewed and approved the underwriting standards prior to purchase and determined that such standards are not materially different from the underwriting standards currently employed by Bank of America. Bank of America will have performed post-purchase reviews of a sampling of the mortgage loans for compliance with approved underwriting standards.

         WAMU Entities' Underwriting Process

         The Mortgage Loans originated by the WAMU Entities have been originated or acquired by the originators generally in accordance with the following underwriting guidelines. The following is a general summary of the underwriting guidelines generally applied by the WAMU

Entities. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE UNDERWRITING STANDARDS OF ANY OF THE ORIGINATORS.

         All one- to four-family residential mortgage loans must meet acceptable credit, appraisal and underwriting criteria as established by the WAMU Entities. These underwriting guidelines are applied in accordance with applicable state and federal laws and regulations. Underwriting guidelines are established to set acceptable criteria regarding credit history, repayment ability, adequacy of necessary liquidity, and adequacy of the collateral. These guidelines generally conform to secondary market standards.

         Additional loan-to-value ratio guidelines are established with respect to individual programs and loan amount ranges.

         Three general sets of underwriting guidelines are applicable:
"Standard", which includes all the basic guidelines and is applied to both fixed rate and adjustable rate mortgage products; "Portfolio Feature", which includes some specific enhanced guidelines such as slightly higher loan-to-value ratios, and 40 year terms, and is available only on adjustable rate mortgage products; and "Subprime", which allow for deviations from basic guidelines for credit, collateral and income stability in return for risk-based pricing premiums. Documentation guidelines are established and are generally classified as "Full Documentation", "Low Documentation", "Reduced Documentation" and "Streamline Refinance Documentation". Full Documentation standards include two years of tax returns for self-employed applicants, paystubs and W-2's for salaried applicants and bank statements for verification of liquidity. Low Documentation utilizes income as stated by the borrower in the loan application and, for certain loan-to-value ratios and loan amounts, assets as stated by the borrower in the loan application as long as the borrower profile supports the stated amounts. In all Low Documentation transactions, independent confirmation of the source of income is obtained using various means such as an interview with the applicant, employer, clinic, clients, copies of licenses and bank statements. A Reduced Documentation program utilizes borrower paystubs and W-2 forms and a Streamline Refinance Documentation program utilizes borrower paystubs and original appraised value with a current drive-by inspection. All applicants must complete a standard residential loan application that includes information on income, employment, assets, debts, payments and specific questions regarding credit history. Credit history is reviewed and independently confirmed using merged in-file credit reports. Adequacy and stability of income is established through a review of the documentation and, for all non-self-employed applicants, a verbal verification of employment. Self-employed applicants are reviewed using an analysis of the tax returns provided, supported by financial information. Bank statements are utilized to support needed liquidity. Calculations are made to establish the relationship between fixed expenses and gross monthly income, which should not exceed established guidelines but are reviewed with respect to the applicant's overall ability to repay the mortgage loan including other income sources, commitment to the property as evidenced by loan to value, credit history, other liquid resources, ability to accumulate assets and other compensating factors.

         The adequacy of the collateral is established in all cases using an evaluation conforming to all applicable regulations. Both the property's value with respect to recent sales of comparable properties and its conformity to neighborhood standards are used to establish adequacy. All properties are physically inspected.

         All mortgage loans are subject to a sampling by the WAMU Entities' internal Quality Assurance Department, which reviews and verifies a statistical sampling of loans on a regular basis. All loans with loan-to-value ratios over 80% have either private mortgage insurance coverage in an amount meeting Fannie Mae and Freddie Mac requirements or a higher interest rate in lieu of private mortgage insurance. Adequate title insurance and hazard insurance is required for all loans. From time to time, loan-to-value ratio exceptions may be made for creditworthy applicants who exhibit strong compensating factors and well supported collateral valuations.

                           SERVICING OF MORTGAGE LOANS

         GENERAL

         All Mortgage Loans originated by MLCC will be serviced by Cendant Mortgage Corporation ("CENDANT") or MLCC solely in accordance with the terms of that certain Master Servicing Agreement, dated as of May 13, 1997, as amended on December 30, 1998, by and between the Seller and MLCC (the "MLCC SERVICING CONTRACT").

         All Mortgage Loans originated by Bank of America will be serviced by Bank of America solely in accordance with the terms of that certain Mortgage Loan Sale and Servicing Agreement, dated September 28, 2000, by and between the Seller and Bank of America (the "BANK OF AMERICA SERVICING CONTRACT").

         All Mortgage Loans originated by the WAMU Entities will be serviced by WMBFA solely in accordance with the terms of that certain Master Mortgage Loan Purchase and Servicing Agreement, dated as of October 1, 2000, as amended, among the Seller and each of the WAMU Entities (the "WMBFA SERVICING CONTRACT" and, together with the MLCC Servicing Contract and the Bank of America Servicing Contract, the "SERVICING CONTRACTS").

         Each of the Servicing Contracts will be assigned to the Trustee, on behalf of the Certificateholders, and the rights of the Trustee under each Servicing Contract will be included in the Trust Fund. Cendant, MLCC, Bank of America and WMBFA, in their respective capacities as servicers of the related Mortgage Loans, are collectively referred to herein as the "SERVICERS" and, each, individually, as a "SERVICER".

         Each Servicer will be responsible for servicing the Mortgage Loans serviced by it under the terms of the applicable Servicing Contract, in each case employing that degree of skill and care which it employs in servicing mortgage loans comparable to those Mortgage Loans serviced by it for itself or others. None of the Servicers will have any servicing obligations with respect to the Mortgage Loans not serviced by it, unless otherwise provided for under other separate agreements.

         Each Servicer will make reasonable efforts to collect or cause to be collected all payments called for under the terms and provisions of the Mortgage Loans serviced by it and, to the extent those procedures are consistent with the applicable Servicing Contract, will follow collection procedures as are followed for mortgage loans comparable to the Mortgage Loans in the Trust in the local areas where each mortgaged property is located.

         Under the Servicing Contracts, each Servicer may contract with subservicers to perform some or all of its servicing duties. Regardless of its subservicing arrangement, a Servicer will remain liable for its servicing duties and obligations under the applicable Servicing Contract as if that Servicer alone were servicing the related Mortgage Loans.

CENDANT'S DELINQUENCY AND FORECLOSURE EXPERIENCE

         The information set forth in this section has been provided by Cendant and none of the Seller, the Depositor or either of the Underwriters makes any representations or warranties as to the accuracy or completeness of such information.

         Pursuant to the MLCC Servicing Contract, Cendant initially will directly service approximately 90.99% of the Mortgage Loans originated by MLCC, and will subservice approximately 2.70% of the Mortgage Loans originated by MLCC on behalf of MLCC. On or about March 1, 2001 and thereafter, Cendant will directly service an additional 6.31% (approximately) of the Mortgage Loans originated by MLCC. (All such percentages are calculated on the basis of the Cut-Off Date Pool Balance.) All of the Mortgage Loans that are serviced by Cendant are currently serviced substantially in accordance with the provisions of the MLCC Servicing Contract, as described herein under "The Pooling and Servicing Agreement and the Servicing Contracts".

         Delinquency and Foreclosure Experience. The following table sets forth the delinquency and foreclosure experience of residential mortgage loans funded and serviced by Cendant, as of the dates indicated. Cendant's portfolio of mortgage loans may differ significantly from the Mortgage Loans serviced by Cendant in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans serviced by Cendant will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans serviced by Cendant. The actual loss and delinquency experience on the Mortgage Loans serviced by Cendant will depend, among other things, upon the value of the real estate securing such Mortgage Loans and the ability of borrowers to make required payments.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE (1)

                                                    AS OF DECEMBER 31                                 AS OF SEPTEMBER 30
                            1996                1997                1998                1999                 2000
                     ---------------------------------------------------------------------------------------------------
                     NO. OF   PRINCIPAL   NO. OF  PRINCIPAL   NO. OF  PRINCIPAL   NO. OF  PRINCIPAL   NO. OF  PRINCIPAL
                     LOANS     BALANCE    LOANS    BALANCE    LOANS    BALANCE    LOANS    BALANCE    LOANS    BALANCE
                     ---------------------------------------------------------------------------------------------------
Total Portfolio      224,622   $24,825   262,754   $29,702   370,937   $43,041   443,744   $52,158    593,358   $77,710
Period of
Delinquency(2)
  30-59 days           3,334       344     5,082       526     8,509       898     9,465       959     14,112     1,603
  60-89 days             576        71       961        96     1,572       157     1,756       164      2,989       294
  90 days or
  more(3)                  0         0       324        28       932        92     1,503       137      3,233       301
                     -------   -------   -------   -------   -------   -------   -------   -------    -------   -------
Total
Delinquencies(4)       3,910      $415     6,367      $650    11,013    $1,147    12,724    $1,260     20,334    $2,198
                     =======   =======   =======   =======   =======   =======   =======   =======    =======   =======
Foreclosures/
Bankruptcies/
Real Estate Owned      1,340      $149     2,105      $217     2,881      $272     4,583      $320        2,619    $230

-------------
(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated. All dollar amounts are in millions and have been rounded to the nearest whole number.
(2) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(3) Bankruptcies are included in the delinquent calculation and also in the "Foreclosure/Bankruptcies/Real Estate Owned" category. The Foreclosure and Real Estate Owned categories are excludible from the delinquency calculations.
(4) Entries may not add up to total due to rounding.

         While the above foreclosure and delinquency experience is typical of Cendant's recent experience, there can be no assurance that the experience on the Mortgage Loans serviced by

Cendant will be similar. As a result of the rapid growth experienced by Cendant, its servicing portfolio is relatively unseasoned. Accordingly, the information above should not be considered to reflect the credit quality of the Mortgage Loans serviced by Cendant, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans serviced by Cendant. The statistical data in the table is based on all of the loans in Cendant's servicing portfolio. The Mortgage Loans serviced by Cendant may be more recently originated than, and are likely to have other characteristics which distinguish them from, the majority of the loans in Cendant's servicing portfolio.

BANK OF AMERICA'S DELINQUENCY AND FORECLOSURE EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience on the portfolio of one-to four-family first mortgage loans originated or acquired by Bank of America or certain of its affiliates and serviced or subserviced by Bank of America, or serviced by Bank of America for others, other than (i) mortgage loans acquired through certain mergers with previously unaffiliated entities, (ii) mortgage loans with respect to which the servicing rights were acquired by Bank of America in bulk and (iii) certain other mortgage loans, to the extent such mortgage loans were originated at bank branches of Bank of America.

         The portfolio of mortgage loans serviced by Bank of America includes both fixed and adjustable interest rate mortgage loans, including "buydown" mortgage loans, loans with balances conforming to Freddie Mac's and Fannie Mae's limits as well as jumbo loans, loans with stated maturities of 10 to 40 years and other types of mortgage loans having a variety of payment characteristics, and includes mortgage loans secured by mortgaged properties in geographic locations that may not be representative of the geographic distribution or concentration of the mortgaged properties securing the Mortgage Loans serviced by Bank of America. There can be no assurance that the delinquency, foreclosure and loss experience set forth below will be similar to the results that may be experienced with respect to the Mortgage Loans serviced by Bank of America.

                             At September 30, 2000       At December 31, 1999     At December 31, 1998      At December 31, 1997
                             ---------------------       --------------------     --------------------      --------------------
                             Number/     Outstanding    Number/    Outstanding    Number/    Outstanding    Number/    Outstanding
                               % of       Principal      % of       Principal      % of       Principal      % of       Principal
                             Mortgage      Amount      Mortgage       Amount     Mortgage      Amount      Mortgage      Amount
                              Loans     (In Millions)    Loans    (In Millions)    Loans    (In Millions)    Loans    (In Millions)
                             --------   -------------  --------   -------------  --------   -------------  --------   -------------
Total Portfolio            $1,245,346    $175,871.2   $1,166,326    $160,078.3  $1,020,195   $134,348.6    838,176      $104,092.2
Delinquencies *
     One Installment
     delinquent............   $20,633       2,275.5      $18,632      $1,962.4     $17,085     $1,764.9     16,422        $1,605.5

     Percent Delinquent....       1.7%          1.3%         1.6%          1.2%        1.7%         1.3%       2.0%            1.5%
     Two Installments
     delinquent............    $4,217         416.8       $3,662        $355.6      $3,606       $352.8     $3,730          $350.6
     Percent Delinquent....       0.3%          0.2%         0.3%          0.2%        0.4%         0.3%       0.4%            0.3%
     Three or More
     Installments
     delinquent............    $4,701        $439.4       $4,266        $391.0      $3,599       $327.2     $4,122          $374.1
     Percent Delinquent....       0.4%          0.2%         0.4%          0.2%        0.4%         0.2%       0.5%            0.4%
In Foreclosure.............    $3,847        $381.1       $3,940        $385.4      $4,036       $411.0     $3,380          $363.3
     Percent in Foreclosure       0.3%          0.2%         0.3%          0.2%        0.4%         0.3%       0.4%            0.3%
Delinquent and in
     Foreclosure              $33,398      $3,512.8      $30,500      $3,094.4     $28,326     $2,855.9    $27,654        $2,693.5
Percent Delinquent
     and in Foreclosure....       2.7%          2.0%         2.6%          1.9%        2.8%         2.1%       3.3%            2.6%

-------------
* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due and so forth.

** The sums of the Percent Delinquent and Percent in Foreclosure set forth in this table may not equal the Percent Delinquent and in Foreclosure due to rounding.

WMBFA'S NONACCRUAL LOAN STATISTICS

         The following table sets forth information concerning nonaccrual single family residential loans which WMBFA holds in its own portfolio as well as loans which have been originated by WMBFA or an affiliate and subsequently sold or securitized with recourse. WMBFA generally places loans on nonaccrual status when they become four payments delinquent.

                                                                                      December 31,
                                           September 30,             ---------------------------------------------
                                               2000                  1999                 1998                1997
                                               ----                  ----                 ----                ----
                                                                   (dollars in thousands)
Nonaccrual loans (1).....................   $   412,915           $   508,031         $   669,419         $   740,049
Total  loans  held  in  portfolio  and      $75,688,998
sold or securitized with recourse........                         $80,060,411         $83,416,351         $82,190,110
Nonaccrual  loans as a  percentage  of             0.55%
total  loans  held  in  portfolio  and
sold or securitized with recourse........                                0.63%               0.80%               0.90%
Foreclosed loans.........................   $    85,416           $   106,165         $   186,223         $   276,010

---------------
(1) Nonaccrual loans do not include foreclosed loans. Foreclosed loans are listed separately in the table above.

MLCC'S DELINQUENCY, LOSS AND FORECLOSURE EXPERIENCE

         The information set forth in this section has been provided by MLCC and none of the Seller, the Depositor or either of the Underwriters makes any representations or warranties as to the accuracy or completeness of such information.

         Pursuant to the MLCC Servicing Contract, MLCC will directly service approximately 6.31% of the Mortgage Loans originated by MLCC (by Cut-Off Date Pool Balance) until on or about March 1, 2001. In addition, MLCC will be the Servicer of approximately 2.70% of the Mortgage Loans originated by MLCC (by Cut-Off Date Pool Balance), for which Cendant will act as subservicer. All of the Mortgage Loans that are serviced by MLCC are currently serviced substantially in accordance with the terms of the MLCC Servicing Contract, as described herein under "The Pooling and Servicing Agreement and the Servicing Contracts".

         The following tables contain servicing portfolio information concerning recent delinquency and foreclosure experience on the portfolio of mortgage loans serviced by MLCC. No assurances can be given that the delinquency and foreclosure experience presented in the following tables will be indicative of the actual experience on the Mortgage Loans serviced by MLCC. The information provided by MLCC in the following tables is related to the mortgage loans originated under MLCC's PrimeFirst(R) program.

                                                   MLCC DELINQUENCY EXPERIENCE
                                                      (DOLLARS IN THOUSANDS)
                             DECEMBER 31, 1996   DECEMBER 31, 1997   DECEMBER 31, 1998    DECEMBER 31, 1999    SEPTEMBER 30, 2000
                             -----------------   -----------------   -----------------    -----------------    ------------------
                             NUMBER               NUMBER              NUMBER               NUMBER               NUMBER
                               OF     PRINCIPAL    OF     PRINCIPAL     OF     PRINCIPAL     OF      PRINCIPAL    OF     PRINCIPAL
                             LOANS      AMOUNT    LOANS    AMOUNT     LOANS     AMOUNT     LOANS       AMOUNT   LOANS      AMOUNT
                             ------   ---------   ------  ---------   ------   ---------   ------    ---------  ------   ---------
Loans Outstanding            11,054  $4,331,131  14,159 $5,302,950    11,263  $4,408,862   11,223   $4,526,896   17,276  $6,323,837
Delinquency Period
     30-59 Days                 180      84,297     183     66,254       184      77,751      199       76,666      421     185,199
     60-89 Days                  19       6,583      26     18,544        26       9,815       38       15,834       67      27,339
     90 Days or More*            29      27,590      24     18,072        34      23,664       15        8,300       27      13,404
                             ------  ----------  ------ ----------    ------  ----------   ------   ----------   ------  ----------
         Total Delinquency      228  $  118,470     233 $  102,870       244  $  111,230      252   $  100,800      515  $  225,942
                             ======  ==========  ====== ==========    ======  ==========   ======   ==========   ======  ==========

Delinquencies as Percent
     of Number of Loans
     and Principal Amounts
     Outstanding               2.06%       2.74%   1.65%      1.94%     2.17%       2.52%    2.25%        2.23%    2.98%       3.57%

Foreclosures                     29     $39,100      39   $ 47,396        47   $  43,681       36      $33,135       39     $24,885
Foreclosures as Percent of
Number of Loans and
     Principal Amount
     Amount Outstanding        0.26%       0.90%   0.28%      0.89%     0.42%       0.99%    0.32%        0.73%    0.23%       0.39%


                                         MLCC LOAN LOSS EXPERIENCE
                                           (DOLLARS IN THOUSANDS)



                                                                                               NINE MONTHS
                                     YEAR ENDED     YEAR ENDED    YEAR ENDED     YEAR ENDED       ENDED
                                    DECEMBER 31,   DECEMBER 31,  DECEMBER 31,   DECEMBER 31,  SEPTEMBER 30,
                                        1996           1997          1998           1999           2000
                                    ------------   ------------  ------------   ------------  -------------
Average Principal
     Balance of Loan Portfolio        $3,933,946    $4,817,041    $4,855,906    $4,467,879      $5,425,367
Average Number of Loans
     Outstanding During the Period         9,663        12,607        12,711        11,243          14,250

Gross Charge-offs                         $6,157        $5,363        $4,030        $5,578            $510
Recoveries                                     -            99             2            16               -
Net Charge-offs                           $6,157        $5,264        $4,028        $5,562            $510
Net Charge-offs as a percent of Avg
Principal Balance Outstanding               0.16%         0.11%         0.08%         0.12%           0.01%

* Does not include loans subject to bankruptcy proceedings.

                       THE POOLING AND SERVICING AGREEMENT
                           AND THE SERVICING CONTRACTS

         GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2000 (the "POOLING AND SERVICING AGREEMENT"), among the Depositor, the Seller and the Trustee. The Trust created under the Pooling and Servicing Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, including the related mortgage notes, mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-Off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under each Servicing Contract (including, without limitation, the rights of the Trustee under all insurance policies required to be maintained), (v) the rights of the Trustee to enforce the representations and warranties made by the Seller with respect to the Mortgage Loans pursuant to the Mortgage Loan Purchase Agreement and (vi) the pledge agreements or guarantee agreements, as applicable, in respect of the Additional Collateral Loans.

         No Servicer will be a party to the Pooling and Servicing Agreement and will be subject only to, and will perform its servicing obligation solely in accordance with, the terms of the related Servicing Contract. Accordingly, no Servicer will make any representation, warranty or covenant in connection with the transactions described in this prospectus supplement other than the representations and warranties contained in the related Servicing Contract. Any description of, or reference to, any servicing obligation on the part of any Servicer in this prospectus supplement is a description of, or reference to, an obligation that arises solely pursuant to the related Servicing Contract, which agreement has been assigned to the Trustee for the benefit of the Certificateholders.

                  ASSIGNMENT OF THE MORTGAGE LOANS

         On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each of the Mortgage Loans, together with the related mortgage notes, mortgages and other related documents (collectively, the "RELATED DOCUMENTS"), including all scheduled payments with respect to each Mortgage Loan due after the Cut-Off Date. The Trustee, concurrently with the transfer, will deliver the Certificates to the Depositor. Each Mortgage Loan transferred to the Trust will be identified on a schedule prepared by the Seller (the "MORTGAGE LOAN SCHEDULE") and delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loan Schedule will include information such as the Principal Balance of each Mortgage Loan as of the Cut-Off Date, its Loan Rate and certain additional information.

         The Pooling and Servicing Agreement will require that, upon certain conditions and within the time period specified therein, the Seller deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes evidencing the Mortgage Loans endorsed to the Trustee on behalf of the Certificateholders, together with the other Related Documents. In lieu of delivery of an original Mortgage, if an original is not available or lost, the Seller may deliver or cause to be delivered a true and complete copy of the original.

         Within 45 days after the receipt by the Trustee or its agent of the Related Documents, the Trustee will review the Mortgage Loans and the Related Documents pursuant to the Pooling and Servicing Agreement. If any Mortgage Loan or Related Document is found to be defective in any material respect and the defect is not cured within 90 days following notification to the Seller by the Trustee (or a custodian, as the Trustee's agent for such purpose), the Seller will be obligated to either:

o substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan (provided that a substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code), or

o repurchase the defective Mortgage Loan at a price (the "PURCHASE PRICE") equal to its outstanding Principal Balance as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the related Servicer.

         The Purchase Price will be deposited in the related Collection Account on or prior to the next Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a defective Mortgage Loan is the sole remedy regarding any defect in that Mortgage Loan and the Related Documents available to the Trustee or the Certificateholders.

         In connection with the substitution of an Eligible Substitute Mortgage Loan, the Seller will be required to deposit in the related Collection Account, on or prior to the next Determination Date after such obligation arises, an amount (the "SUBSTITUTION ADJUSTMENT") equal to the excess of the Principal Balance of the defective Mortgage Loan over the Principal Balance of the Eligible Substitute Mortgage Loan.

         An "ELIGIBLE SUBSTITUTE MORTGAGE LOAN" is a Mortgage Loan substituted by the Seller for a defective Mortgage Loan which must, on the date of the substitution:

o have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a single defective Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the defective Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs;

o have a Maximum Loan Rate and a Gross Margin not less than those of the defective Mortgage Loan and have the same Index as the defective Mortgage Loan;

o        have the same Due Date as the defective Mortgage Loan;

o have a remaining term to maturity not more than one year earlier and not greater than the remaining term to maturity of the defective Mortgage Loan;

o comply with each representation and warranty as to the Mortgage Loans set forth in the Pooling and Servicing Agreement (deemed to be made as of the date of substitution);

o have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Mortgage Loan being replaced;

o be of the same or better credit quality as the Mortgage Loan being replaced; and

o satisfy certain other conditions specified in the Pooling and Servicing Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished by it to the Trustee with respect to each Mortgage Loan (e.g., Principal Balance as of the Cut-Off Date and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things, (i) at the time of transfer, the Seller has transferred or assigned all of its right, title and interest in each Mortgage Loan and the Related Documents, free of any lien, and
(ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for the defective Mortgage Loan an Eligible Substitute Mortgage Loan or (ii) repurchase the defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or repurchase of defective Mortgage Loans as a result of deficient documentation will apply to the substitution or purchase of a defective Mortgage Loan as a result of a breach of a representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of the Certificateholders.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNTS AND DISTRIBUTION ACCOUNT

         Each Servicer shall establish and maintain or cause to be maintained a separate trust account (each such account, a "COLLECTION ACCOUNT") for the benefit of the holders of the Certificates. Each Collection Account will be an account that generally meets the criteria of an Eligible Account (as defined below) or that is an account which meets the guidelines set forth by Fannie Mae or Freddie Mac for collection accounts. Upon receipt by a Servicer of amounts in respect of the Mortgage Loans that it services (excluding amounts representing the related Servicing Fee, reimbursement for Advances and Servicing Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), such Servicer will deposit these amounts in the related Collection Account. Amounts deposited in any Collection Account may accrue interest with the depositary institution with which it is held, or may be invested in certain eligible investments (as set forth in the related Servicing Contract) maturing no later than one business day prior to (or, in respect of an eligible investment which is an obligation of the institution that maintains such Collection Account, on) the date on which the amount on deposit is required to be deposited in the Distribution Account.

         The Trustee will establish and maintain an account (the "DISTRIBUTION ACCOUNT") into which will be deposited amounts withdrawn from each Collection Account for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit in the Distribution Account may, at the option of the Trustee and for its own account, be invested in Permitted Investments maturing on or before the business day prior to the related Distribution Date unless such Permitted Investments are invested in investments managed or advised by the Trustee or one of its affiliates, in which case the Permitted Investments may mature on the related Distribution Date.

         The "SERVICER REMITTANCE DATE" with respect to any Distribution Date is the 18th day of the calendar month of such Distribution Date or, if the 18th day is not a business day, the first business day after the 18th day, commencing in January 2001.

         An "ELIGIBLE ACCOUNT" is a segregated account that is:

o an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of that holding company) are rated A-1 or its equivalent by S&P and F-1 by Fitch at the time any amounts are held on deposit therein,

o an account or accounts the deposits in which are fully insured by the Federal Deposit Insurance Corporation (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel delivered to the Trustee and to the Rating Agencies, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained,

o a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

o otherwise acceptable to the Rating Agencies without reduction or withdrawal of its then current ratings of the Offered Certificates as evidenced by a letter from each Rating Agency to the Trustee.

         Permitted Investments are specified in the Pooling and Servicing Agreement and are limited to investments which meet the criteria of each Rating Agency from time to time as being consistent with its then current ratings of the Offered Certificates.

ADVANCES

         Subject to the following limitations, each Servicer will be obligated to advance or cause to be advanced not later than the Servicer Remittance Date its own funds, or funds in the related Collection Account that are not included or includible in the Available Funds for the related Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the related Servicing Fee, that were due during the related Due Period on Mortgage Loans serviced by it and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the related Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, an "ADVANCE").

         The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. Each Servicer is obligated to make Advances on each Mortgage Loan serviced by it unless, in such Servicer's reasonable judgment, such Advances are deemed to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds. Subject to the recoverability standard above, any Servicer's obligation to make Advances as to any Mortgage Loan will continue until the Mortgage Loan is paid in full or until the recovery of all related liquidation proceeds.

         Any Advance made by any Servicer will be reimbursable to such Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made. In addition, any Advances previously made in respect of any Mortgage Loan that are deemed by the related Servicer to be non-recoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to such Servicer out of any funds in the related Collection Account prior to payments on the Certificates. In the event that any Servicer fails in its obligation to make an Advance, the Trustee, in its capacity as successor Servicer, will be obligated to make the Advance to the extent required in the Pooling and Servicing Agreement.

         In the course of performing its servicing obligations, each Servicer will pay, with respect to the Mortgage Loans that it services, all reasonable and customary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgages. Each such expenditure will constitute a "SERVICING ADVANCE". Each Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Loans that it services and incurred by such Servicer in connection with its responsibilities under the related Servicing Contract, and is entitled to reimbursement for them as provided in the related Servicing Contract.

         Each Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds and such other amounts as may be collected by such Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which the unreimbursed amounts are owed, unless the amounts are deemed to be non-recoverable by such Servicer, in which event such Servicer will be reimbursed from general funds in the related Collection Account.

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Expense Fees are payable out of the interest payments on each Mortgage Loan. The Expense Fees will vary from Mortgage Loan to Mortgage Loan.

         The Expense Fees accrue at a per annum rate (each, an "EXPENSE FEE RATE") calculated on the Principal Balance of the related Mortgage Loan. The "EXPENSE FEES" consist of (i) the related servicing compensation (each a "SERVICING FEE") payable to each Servicer in respect of its servicing activities for the related Mortgage Loans at the related per annum servicing fee rate (each, a "SERVICING FEE RATE") calculated on the Principal Balance of each Mortgage Loan and (ii) compensation payable to the Trustee at the rate of 0.0085% per annum (the "TRUSTEE FEE

RATE") calculated on the Principal Balance of each Mortgage Loan. The Servicing Fee Rates range from 0.250% to 0.483% and the weighted average Servicing Fee Rate is approximately 0.345% (such weighted average rate calculated on the basis of the Cut-Off Date Pool Balance). The amount of a Servicer's Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans that it services, as described below under "--Adjustment to Servicing Fee in Connection with Prepaid Mortgage Loans". As additional servicing compensation, each Servicer is entitled to retain, with respect to the Mortgage Loans that it services, all Servicer-related fees, including assumption fees, modification fees, extension fees, late payment charges and other ancillary fees, to the extent collected from Mortgagors, together with any interest or other income earned on funds held in the related Collection Account and any escrow accounts.

         The "DETERMINATION DATE" with respect to any Distribution Date will be the sixth business day prior to such Distribution Date.

ADJUSTMENTS TO SERVICING FEES IN CONNECTION WITH PREPAID MORTGAGE LOANS

         When a Mortgagor makes a full or partial prepayment of a Mortgage Loan between Due Dates, the Mortgagor is required to pay interest on the amount prepaid only to the date of prepayment. Principal prepayments by Mortgagors received by a Servicer in a calendar month will be distributed to Certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to Certificateholders with respect to the prepaid Mortgage Loans will result (a "PREPAYMENT INTEREST SHORTFALL").

         Pursuant to each Servicing Contract, the Servicing Fee payable to the Servicer for any month will be reduced so as to pass through to Certificateholders certain amounts of interest to which they otherwise would be entitled, in the absence of such a prepayment, for each prepaid Mortgage Loan on the related Distribution Date. The amount that each Servicer is obligated to remit to the Trust, with respect to each Mortgage Loan serviced by it ("COMPENSATING INTEREST"), will be an amount equal to the lesser of:

(i) any shortfall for the previous month in interest collections resulting from the timing of principal prepayments in full (and partial principal prepayments, in the case of MLCC) made during the calendar month preceding the date of such remittance; and

(ii) the aggregate Servicing Fee that such Servicer is entitled to receive (or, in the case of Bank of America, actually receives) from the Trust for the calendar month in which the remittance is made (or, in the case of MLCC, for the most recently ended calendar month).

If the Prepayment Interest Shortfall exceeds an amount equal to the Servicing Fee otherwise payable on the related Distribution Date, the amount of interest available to be distributed to Certificateholders will be reduced by the amount of the excess. See "Description of the Certificates--Interest".

THE TRUSTEE

         Bankers Trust Company of California, N.A., a national banking association, will act as Trustee (the "TRUSTEE") under the Pooling and Servicing Agreement. For the purpose of meeting the legal requirements of some jurisdictions, the Servicers and the Trustee, acting jointly (or in some instances, the Trustee, acting alone), will have the power to appoint co-trustees or separate trustees, if necessary, to comply with the fiduciary requirements imposed by any jurisdiction in which a Mortgaged Property is located. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement will be conferred or imposed upon the Trustee and the co-trustee or separate trustee jointly, or, in any jurisdiction where the Trustee is incompetent or unqualified to perform some acts, singly upon the applicable co-trustee or separate trustee who shall exercise and perform those rights, powers, duties and obligations solely at the direction of the Trustee.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In those circumstances, the Depositor will be obligated to appoint a successor trustee. However, any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         The Trustee's Corporate Trust Office is located at 1761 E. St. Andrews Place, Santa Ana, California 92705 Attn: HarborView Mortgage Loan Trust 2000-2. Offered Certificates may be surrendered at the Corporate Trust Office or at any other address as the Trustee may designate from time to time. The Seller, the Depositor, the Servicers and their respective affiliates may have other banking relationships with the Trustee and its affiliates in the ordinary course of their business.

VOTING RIGHTS

         With respect to any date of determination, 1% of the voting rights will be allocated to the Class X-1 and Class X-2 Certificates (pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Certificate Notional Balance of the Class X-1 or Class X-2 Certificates, as the case may be, and the denominator of which is the aggregate of the Certificate Notional Balances of all Class X-1 and Class X-2 Certificates then outstanding) and the remainder of the voting rights will be allocated to each of the other Classes of Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes then outstanding; provided, however, that the Class A-R Certificate and the Subordinate Certificates will not be entitled to any voting rights for so long as any Class A-1, Class A-2 or Class A-3 Certificates remain outstanding; and, provided further, that when none of the Regular Certificates is outstanding, 100% of the voting rights will be allocated to the Holder of the Class A-R Certificate. The voting rights allocated to a Class of Certificates will be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of such Class and the denominator of which is the Certificate Principal Balance or Certificate Notional Balance, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Seller, any Servicer, the Depositor or the Trustee or any of their respective affiliates will not be included in the calculation of Voting Rights.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Depositor, the Seller and the Trustee, without the consent of the holders of the Certificates, for any of the purposes set forth under "The Pooling and Servicing Agreement--Amendment" in the prospectus. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Seller and the Trustee, with the consent of the holders of a majority in interest of each Class of Offered Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of any Class of Offered Certificates; provided, however, that no such amendment may:

o reduce in any manner the amount of, or delay the timing of, distributions required to be made on any Class of Offered Certificates without the consent of the holders of all the affected Certificates;

o adversely affect in any material respect the interests of the holders of any Class of Offered Certificates in a manner other than as described in the clause above, without the consent of the holders of that Class evidencing percentage interests aggregating at least 66%; or

o reduce the aforesaid percentages of the aggregate outstanding principal amounts of the Offered Certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those Certificates.

         Each of the Servicing Contracts may be amended from time to time by the parties thereto (and, in the case of the MLCC Servicing Contract, by the parties thereto and Cendant) only by written agreement among such parties.

TERMINATION

         The holder of the Class A-R Certificate will have the right to repurchase all of the Mortgage Loans and REO Properties, and thereby effect the early retirement of the Certificates, on any Distribution Date on which the Pool Balance is equal to or less than 10% of the Cut-Off Date Pool Balance (the "OPTIONAL TERMINATION Date"). In the event that the option is exercised, the repurchase will be made at a price (the "TERMINATION Price") generally equal to par plus accrued interest for each Mortgage Loan at the related Loan Rate up to but not including the first day of the month in which the Termination Price is paid, plus the amount of any unreimbursed Advances and Servicing Advances made by the related Servicer in respect of such Mortgage Loan. Proceeds from the repurchase will be included in Available Funds and will be distributed to the holders of the Certificates in accordance with the Pooling and Servicing Agreement. Any repurchase of the Mortgage Loans and REO Properties in accordance with this paragraph will result in the early retirement of any outstanding Certificates.

FORECLOSURE PROCEEDINGS FOR DEFAULTED LOANS

         As to any Mortgage Loan which is Delinquent in payment by 90 days or more, the related Servicer shall commence foreclosure proceedings in respect of such Mortgage Loan.

CALL OPTION AFFECTING THE CLASS A-1, CLASS A-2 AND CLASS A-3 CERTIFICATES

         During the five business day period ending at the close of business on the Distribution Date occurring in June 2005, a third-party not affiliated with any of the Seller, any Servicer, the Depositor, the Trustee or either of the Underwriters (the "SENIOR CALL OPTION HOLDER") will have the right (the "SENIOR CALL OPTION") to purchase all, but not less than all, of the Class A-1 Certificates, the right to purchase all, but not less than all, of the Class A-2 Certificates and the right to purchase all, but not less than all, of the Class A-3 Certificates, and Greenwich Capital Markets, Inc. (in such capacity, the "CLASS B-1 CALL OPTION HOLDER" and, together with the Senior Call Option Holder, the "CALL OPTION HOLDERS") will have the right (the "CLASS B-1 CALL OPTION" and, together with each Senior Call Option, the "CALL OPTIONS") to purchase all, but not less than all, of the Class B-1 Certificates, in each case on the Distribution Date occurring in August 2005 (the "CALL OPTION DATE"). Neither Call Option is transferable.

         The purchase price for any Class A-1, Class A-2, Class A-3 or Class B-1 Certificate for which the related Call Option Holder has exercised a Call Option will be the sum of (A) the outstanding Certificate Principal Balance of such Certificate on the Call Option Date, after giving effect to distributions otherwise made on such date, plus (B) accrued and unpaid interest on the outstanding Certificate Principal Balance of such Certificate immediately prior to the Call Option Date at the applicable Pass-Through Rate.

EVENTS OF SERVICING TERMINATION

         An "EVENT OF SERVICING TERMINATION" with respect to any Servicer will consist of, among other things:

o any failure by that Servicer to make an Advance and any other failure by that Servicer to deposit in the related Collection Account or the Distribution Account the required amounts or to remit to the Trustee any payment which continues unremedied for three business days (or, in the case of WMBFA, one business day) following written notice to that Servicer;

o any failure by that Servicer to make a Servicing Advance or to observe or perform in any material respect any other of its covenants or agreements in the related Servicing Contract, which continues unremedied for 30 days (or 15 days, for each of MLCC, Cendant and WMBFA, in the case of a failure to pay any premium for any insurance policy required to be maintained under the related Servicing Contract) after the date on which written notice of the failure is given to that Servicer; or

o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of that Servicer indicating its insolvency or inability to pay its obligations.

RESIGNATION OF SERVICERS

         Each Servicing Contract prohibits the resignation of any Servicer thereunder, except upon (a) appointment of a successor Servicer or (b) a determination that its duties thereunder are no longer permitted under applicable law. No such resignation will be effective until a successor Servicer has assumed such servicing obligations in the manner provided in the applicable

Servicing Contract. Also, the Pooling and Servicing Agreement provides that the Trustee may not accept the resignation of any Servicer or appoint a successor Servicer unless the Trustee has received a letter from each Rating Agency that such resignation and appointment will not result in a downgrading of the rating of any of the Certificates.

RIGHTS UPON EVENT OF SERVICING TERMINATION

         So long as an Event of Servicing Termination under a Servicing Contract with respect to the Servicer thereunder remains unremedied, the Trustee may (and, pursuant to the Pooling and Servicing Agreement, if so directed by holders of Offered Certificates evidencing not less than 51% of the Voting Rights, shall) terminate all of the rights and obligations of that Servicer in its capacity as Servicer of the Mortgage Loans, as provided in such Servicing Contract. Upon such a termination, the Trustee will succeed or appoint a successor to succeed to all of the responsibilities and duties of the terminated Servicer under the related Servicing Contract, including the obligation to make Advances. There generally will be a period of transition, not to exceed 90 days, for the transfer of actual servicing of the related Mortgage Loans to the Trustee or any successor Servicer appointed by the Trustee. In connection with the termination of a Servicer, the Trustee will be entitled to be reimbursed by the Trust Fund (in the event that such Servicer does not timely reimburse the Trustee) for all of the reasonable costs associated with the termination of such Servicer, appointment of any successor Servicer and the transfer of servicing to a successor Servicer, including, without limitation all reasonable costs or expenses associated with the completion, correction or manipulation of servicing data as may be required to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or the successor Servicer to service the related Mortgage Loans properly and effectively. No assurance can be given that termination of the rights and obligations of a Servicer under the related Servicing Contract would not adversely affect the servicing of the related Mortgage Loans, including the loss and delinquency experience of those Mortgage Loans.

         No holder of an Offered Certificate, solely by virtue of its status as a holder of an Offered Certificate, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of default and unless the holders of Offered Certificates having not less than 51% of the Voting Rights so agree and have offered indemnity reasonably acceptable to the Trustee.


                        DESCRIPTION OF THE CERTIFICATES

         GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Offered Certificates will be issued. The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated in this prospectus supplement by reference.

         HarborView Mortgage Loan Trust 2000-2 will issue the Class A-1, Class A-2, Class A-3, Class X-1, Class X-2 and Class A-R Certificates (together, the "SENIOR CERTIFICATES"), the Class B-1, Class B-2, and Class B-3 Certificates (together with the Senior Certificates, the "OFFERED

CERTIFICATES") and the Class B-4, Class B-5 and Class B-6 Certificates (together with the Class B-1, Class B-2 and Class B-3 Certificates, the "SUBORDINATE CERTIFICATES"). The Senior Certificates and the Subordinate Certificates are collectively referred to in this prospectus supplement as the "CERTIFICATES". Only the Offered Certificates are offered by this prospectus supplement and the accompanying prospectus.

         The Classes of Offered Certificates (other than the Class X-1 and Class X-2 Certificates) will have the respective initial Certificate Principal Balances set forth on the cover page. THE CERTIFICATE PRINCIPAL BALANCES MAY VARY IN THE AGGREGATE BY 10%.

         The Classes of Offered Certificates will have the respective Pass-Through Rates described in this prospectus supplement under "--Interest" below.

         The Class X-1 and Class X-2 Certificates will not have a Certificate Principal Balance and will be entitled only to interest on their respective Certificate Notional Balances. The "CERTIFICATE NOTIONAL BALANCE" for any Distribution Date (i) for the Class X-1 Certificates, will be equal to the Certificate Principal Balance of the Class A-2 Certificates immediately prior to such Distribution Date and (ii) for the Class X-2 Certificates, will be equal to the Pool Balance for such Distribution Date. Interest distributable to holders of the Class X-1 and Class X-2 Certificates on any Distribution Date will be calculated on the basis of interest accrued on their respective Certificate Notional Balances during the related Interest Accrual Period (as defined herein).

         The Class B-4, Class B-5 and Class B-6 Certificates are not offered by this prospectus supplement. The initial Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates will be approximately $2,038,000, $1,297,000 and $1,486,234, respectively (plus or minus 10%). The pass-through rates for the Class B-4, Class B-5 and Class B-6 Certificates will be equal to the pass-through rate on the Class B-2 and Class B-3 Certificates.

         The Offered Certificates, other than the Class A-R Certificate, will be issued in book-entry form as described below. The Offered Certificates, other than the Class A-R Certificate, will be issued in minimum dollar denominations (or, in the case of the Class X-1 and Class X-2 Certificates, notional balances) of $25,000 and integral multiples of $1 in excess thereof. The assumed final maturity date (each, an "ASSUMED FINAL DISTRIBUTION DATE") for each of the Class A-1, Class A-2, Class A-3, Class X, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates is the Distribution Date in December 2030. The Assumed Final Distribution Date is the Distribution Date in the first month following the month of the latest scheduled maturity date of any Mortgage Loan.

         Distributions on the Offered Certificates will be made by the Trustee on the business day immediately succeeding the related Servicer Remittance Date, commencing in January 2001 (each, a "DISTRIBUTION DATE"), to the persons in whose names the Offered Certificates are registered at the close of business on the Record Date. The "RECORD DATE" for any Distribution Date with respect to the Offered Certificates is the last business day of the month immediately preceding the month in which such Distribution Date occurs.

BOOK-ENTRY CERTIFICATES

         The Offered Certificates (other than the Class A-R Certificate) will be book-entry certificates ("BOOK-ENTRY CERTIFICATES"). Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("CERTIFICATE OWNERS") will hold such Certificates through The Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg or Euroclear (in Europe) if they are participants of such systems (each, a "PARTICIPANT"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of such Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "RELEVANT DEPOSITARY" and collectively the "EUROPEAN DEPOSITARIES"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $25,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing such Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until Definitive Certificates are issued, it is anticipated that the only "CERTIFICATEHOLDER" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "FINANCIAL INTERMEDIARY") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of the Book-Entry Certificate will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Trustee through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations ("DTC'S RULES"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates representing their respective interests in the Book-Entry Certificates, DTC's Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificateholders will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificateholders who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Book-Entry Certificates, which account is maintained with their respective Participants. Under DTC's Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificateholders.

         Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Material Federal Income Tax Consequences--REMIC Certificates--Regular Certificates--Non-U.S. Persons", "--Information Reporting and Backup Withholding" and "New Withholding Regulations" in the prospectus.

         Transfers between Participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the

Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

         Clearstream Banking, societe anonyme (formerly Cedelbank, "CLEARSTREAM, LUXEMBOURG"), 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg, was incorporated in 1970 as a limited company under Luxembourg law. Clearstream, Luxembourg is owned by banks, securities dealers and financial institutions, and currently has about 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Clearstream, Luxembourg's stock.

         Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Institute Monetaire Luxembourgeois, "IML", the Luxembourg Monetary Authority, which supervises Luxembourg banks.

         Clearstream, Luxembourg holds securities for its customers ("CLEARSTREAM, LUXEMBOURG PARTICIPANTS") and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in several countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Clearstream, Luxembourg currently accepts over 70,000 securities issues on its books.

         Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's United States customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions which clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

         The Euroclear System ("EUROCLEAR") was created in 1968 to hold securities for its participants ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "EUROCLEAR OPERATOR"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Material Federal Income Tax Consequences--Non-U.S. Persons", "--Backup Withholding" and "--New Withholding Regulations" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the Book-Entry Certificates, may be limited due to the lack of physical certificates for the Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC's Rules, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Default, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will use all reasonable efforts to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Pooling and Servicing Agreement.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         None of the Seller, the Depositor, any Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The Trustee will not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Subordinate Certificates in the form of Book-Entry Certificates, and the Trustee will have no liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in this prospectus supplement and the Pooling and Servicing Agreement.

         According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

PRIORITY OF DISTRIBUTIONS OF THE CERTIFICATES

         As more fully described herein, on each Distribution Date distribution of Available Funds will be made in the following order of priority:

         (i) to interest on the Classes of Senior Certificates, on a pro rata basis;

         (ii)     to principal of the Class A-R Certificate;

         (iii) to principal of the Class A-1, Class A-2 and Class A-3 Certificates, sequentially, calculated as described in this prospectus supplement under "--Principal";

         (iv) to interest on, and then principal of, each Class of Subordinate Certificates, in the order of their numerical Class designations, beginning with the Class B-1 Certificates, subject to certain limitations described in this prospectus supplement under "--Principal"; and

         (v)      to the Class A-R Certificate.

         The "AVAILABLE FUNDS" for any Distribution Date will be equal to:

         (A) the aggregate, for all of the Mortgage Loans, of the sum of the following with respect to each Mortgage Loan:

                  o all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect of such Mortgage Loan;

                  o all proceeds of any insurance policies with respect to such Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the related Servicer's normal servicing procedures (collectively, "INSURANCE PROCEEDS") and, if such Mortgage Loan is a defaulted Mortgage Loan, all other cash amounts received and retained in connection with the liquidation of such Mortgage Loan, by foreclosure or otherwise ("LIQUIDATION PROCEEDS") during the month preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any (such net amount, "NET LIQUIDATION PROCEEDS"));

                  o any amount of Compensating Interest received in respect of such Mortgage Loan from the related Servicer for such Distribution Date;

                  o all partial or full prepayments of such Mortgage Loan received during the month preceding the month of such Distribution Date; and

                  o if such Mortgage Loan is defective and is repurchased by the Seller or the related Servicer as of such Distribution Date, amounts received with respect to such Distribution Date as the Substitution Adjustment or Purchase Price in respect of such Mortgage Loan;

     reduced by

         (B) amounts in reimbursement for Advances previously made in respect of such Mortgage Loan and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the related Servicing Contract.

INTEREST

         The Classes of Offered Certificates will have the respective pass-through rates described below.

         On each Distribution Date, to the extent of funds available therefor, each Class of Offered Certificates will be entitled to receive an amount allocable to interest for the related Interest Accrual Period. This interest distributable amount for any such Class will be equal to the sum of (i) interest at the applicable pass-through rate on the related Certificate Principal Balance or Certificate Notional Balance and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

         The "INTEREST ACCRUAL PERIOD" for each Distribution Date will be, for all Offered Certificates, the calendar month preceding the month of such Distribution Date, determined on the basis of an assumed 360-day year consisting of twelve 30-day months.

         The interest entitlement described above for each Class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfall experienced by the Mortgage Loans. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to:

         o        any Net Prepayment Interest Shortfalls for that Distribution
                  Date; and

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Special Hazard Loss, Fraud Loss, Debt Service Reduction or Deficient Valuation, after the exhaustion of the respective amounts of coverage provided by the Subordinate Certificates for those types of losses.

         Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all Classes of Senior Certificates and all Classes of the Subordinate Certificates, based on the amount of interest each such Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" in the prospectus. With respect to any Distribution Date, the "NEt PREPAYMENT INTEREST SHORTFALL" is the amount by which the aggregate of Prepayment Interest Shortfalls experienced by the Mortgage Loans during the calendar month preceding the month of the Distribution Date exceeds the aggregate amount payable on the Distribution Date by the Servicers as described under "The Pooling and Servicing Agreement and the Servicing Contracts"--Adjustment to Servicing Fees in Connection with Prepaid Mortgage Loans".

         If, on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "--Priority of Distributions of the Certificates" are not sufficient to make a full distribution of the interest entitlement on the Certificates, interest will be distributed on each Class of Certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each Class of Certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PASS-THROUGH RATES

         The "PASS-THROUGH RATE" for the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates on any Distribution Date on or prior to the Distribution Date in August 2005 will equal the lesser of the applicable Fixed Rate (set forth below) and the Net WAC for the Mortgage Loans.

                      CLASS                        FIXED RATE
                      -----                        ----------
           Class A-1                                  6.86%
           Class A-2                                  6.97%
           Class A-3                                  7.135%
           Class B-1                                  7.46%
           Class B-2 and Class B-3                    7.50%

         On each Distribution Date thereafter, the Pass-Through Rate for the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2 and Class B-3 Certificates will equal the lesser of (A) the weighted average of (1) the fixed Loan Rates for any Mortgage Loans with respect to which an initial fixed-rate period is continuing, minus the related Expense Fee Rates and (2) the underlying Indices of all Mortgage Loans other than those referenced in clause (1) above plus (x) 2.25% in the case of One-Year CMT indexed Mortgage Loans or (y) 1.10% in the case of Six-Month LIBOR indexed Mortgage Loans and (B) the Net WAC for the Mortgage Loans.

         The "PASS-THROUGH RATE" for the Class X-1 Certificates on any Distribution Date will equal the lesser of (A) 1.70% and (B) an annual rate equal to (1) the rate calculated as the Net WAC for the Mortgage Loans for such Distribution Date minus the weighted average of the Pass-Through Rates for all Classes of Certificates, other than the Class X-1 and Class X-2

Certificates, multiplied by (2) a fraction of which (x) the numerator is the Pool Balance for such Distribution Date and (y) the denominator is the Certificate Principal Balance of the Class A-2 Certificates for such Distribution Date (before distributions on the Class A-2 Certificates on such Distribution Date).

         The "PASS-THROUGH RATE" for the Class X-2 Certificates on any Distribution Date will equal the Net WAC for the Mortgage Loans minus the weighted average of the Pass-Through Rates for all other Classes of Certificates for such Distribution Date.

         The "PASS-THROUGH RATE" for the Class A-R Certificate will equal the Net WAC for the Mortgage Loans.

         The "NET WAC" for all or part of the Mortgage Loans for any Distribution Date will be equal to the weighted average for such Mortgage Loans of the difference between, in respect of each such Mortgage Loan, (x) the Loan Rate of such Mortgage Loan as of the first day of the month preceding the month of that Distribution Date (or, in the case of the first Distribution Date, the Cut-Off Date) and (y) the Expense Fee Rate applicable to such Mortgage Loan, calculated on the basis of the related Principal Balance as of the first day of the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, as of the Cut-Off Date).

PRINCIPAL

         General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates (other than the Class X-1 and Class X-2 Certificates) and Subordinate Certificates.

         Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount with respect to each Class of Certificates (other than the Class X-1 and Class X-2 Certificates) will be applied as principal.

         The "PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will be equal to the aggregate, for all the Mortgage Loans, of the sum of, with respect to each Mortgage Loan:

         (i) each scheduled payment of principal collected or advanced on such Mortgage Loan by the related Servicer in the related Due Period;

         (ii) if such Mortgage Loan is repurchased, that portion of the Purchase Price, representing principal of such Mortgage Loan, deposited in the related Collection Account during the related Prepayment Period;

         (iii) the principal portion of any related Substitution Adjustments in respect of such Mortgage Loan deposited in the related Collection Account during the related Prepayment Period;

         (iv) if such Mortgage Loan is not yet a Liquidated Mortgage Loan, the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to such Mortgage Loan;

         (v) if such Mortgage Loan is a Liquidated Mortgage Loan, the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to such Mortgage Loan; and

         (vi) the principal portion of all partial and full principal prepayments of such Mortgage Loan received during the related Prepayment Period.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Distribution Amount, up to the Senior Principal Distribution Amount, will be distributed as principal of the Class A-R, Class A-1, Class A-2 and Class A-3 Certificates, sequentially in that order, until their respective Certificate Principal Balances are reduced to zero.

         The "CERTIFICATE PRINCIPAL BALANCE" of any Class of Offered Certificates on any Distribution Date will be equal to its Certificate Principal Balance on the Closing Date (the "ORIGINAL CERTIFICATE PRINCIPAL BALANCE") reduced by the sum of (i) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates and (ii) all Realized Losses applied in reduction of principal of that Class on all prior Distribution Dates.

         A "DUE PERIOD" for any Distribution Date is the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

         The "PREPAYMENT PERIOD" for any Distribution Date means the calendar month preceding the month in which that Distribution Date occurs.

         The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of:

         (i) the Senior Percentage of all amounts described in clauses (i) through (iv) of the definition of "Principal Distribution Amount" for that Distribution Date;

         (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan prior to the related Determination Date, the lesser of:

                  (a) the Senior Percentage of the Stated Principal Balance of that Mortgage Loan and either

                  (b) the Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received on that Mortgage Loan; or

                  (c) if an Excess Loss was sustained on the Liquidated Mortgage Loan during the preceding calendar month, the Senior Percentage of the applicable amount of the Net Liquidation Proceeds allocable to principal received on that Mortgage Loan; and

         (iii) the Senior Prepayment Percentage of the amounts described in clause (vi) of the definition "Principal Distribution Amount" for that Distribution Date;

provided, however, that if a Bankruptcy Loss that is an Excess Loss is sustained on a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the principal portion of the Bankruptcy Loss.

         "STATED PRINCIPAL BALANCE" means, for any Mortgage Loan and Due Date, the unpaid Principal Balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments and Net Liquidation Proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related mortgagor.

         Except as described below, the "SENIOR PERCENTAGE" for any Distribution Date occurring before January 2011 will equal 100%. The Senior Percentage for any Distribution Date occurring (i) before January 2011 but in or after December 2003 on which the Two Times Test is satisfied, or (ii) in or after January 2011, is the Pro Rata Senior Percentage. If the Two Times Test is satisfied prior to December 2003, the Senior Percentage is the Pro Rata Senior Percentage plus 50% of an amount equal to 100% minus the Pro Rata Senior Percentage.

         The "PRO RATA SENIOR PERCENTAGE" is the percentage equivalent of a fraction the numerator of which is the aggregate of the Certificate Principal Balances of all Classes of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         The "SUBORDINATE PERCENTAGE" for any Distribution Date is the difference between 100% and the Senior Percentage for such Distribution Date.

         The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring before January 2011 will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the interest in the Principal Balance of the Mortgage Loans evidenced by the Subordinate Certificates. Increasing the respective interest of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates. The "SUBORDINATE PREPAYMENT PERCENTAGE" for any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage for such Distribution Date.

         The Senior Prepayment Percentage of a Class of Senior Certificates (other than the Class X-1 and Class X-2 Certificates) for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for the Distribution Date;

o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for the Distribution Date; and

o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date,

unless on such Distribution Date the Senior Percentage exceeds the initial Pro Rata Senior Percentage, in which case such Senior Prepayment Percentage for the Distribution Date will once again equal 100%.

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied with respect to the Mortgage Loans:

         first, the outstanding Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate Certificate Principal Balance of the Subordinate Certificates, does not equal or exceed 50%, and second cumulative Realized Losses on the Mortgage Loans do not exceed:

                  o for the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Closing Date (the "ORIGINAL SUBORDINATE CERTIFICATE PRINCIPAL BALANCE"),

                  o for the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinate Certificate Principal Balance,

                  o for the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinate Certificate Principal Balance,

                  o for the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinate Certificate Principal Balance, and

                  o for the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinate Certificate Principal Balance.

         Notwithstanding the preceding paragraphs, if on any Distribution Date

(a) the Aggregate Subordinated Percentage is at least two times the Aggregate Subordinated Percentage as of the Closing Date,

(b)      the delinquency test set forth above is satisfied, and

(c) cumulative Realized Losses do not exceed 30% of the Original Subordinate Certificate Principal Balance (collectively, the "TWO TIMES TEST"),

the Senior Prepayment Percentage will equal the Senior Percentage for such Distribution Date.

         For any Distribution Date, the "AGGREGATE SUBORDINATED PERCENTAGE" is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Subordinate Certificates immediately prior to such Distribution Date and the denominator of which is the Pool Balance for such Distribution Date.

         If on any Distribution Date the allocation to the Classes of Senior Certificates then entitled to distributions of scheduled principal and full and partial principal prepayments and other amounts in the percentages required above would reduce the outstanding Certificate Principal Balance of the Class or Classes below zero, the distribution to the Class or Classes of Certificates of the Senior Prepayment Percentage and Senior Percentage of those amounts for the Distribution Date will be limited to the percentages necessary to reduce the related Certificate Principal Balance(s) to zero.

         Subordinate Principal Distribution Amount. Except as provided in the next paragraph, each Class of Subordinate Certificates will be entitled to receive on each Distribution Date its pro rata share of the Subordinate Principal Distribution Amount (based on its respective Certificate Principal Balance), in each case to the extent of the amount available from Available Funds for distribution of principal on such Class, as described above under "--Priority of Distributions Among Certificates". Distributions of principal of the Subordinate Certificates will be made on each Distribution Date sequentially to the Classes of Subordinate Certificates in the order of their numerical Class designations, beginning with the Class B-1 Certificates, until each such Class has received its respective pro rata share for such Distribution Date.

         With respect to each Class of Subordinate Certificates, if on any Distribution Date the sum of the related Class Subordination Percentages of such Class and all Classes of Subordinate Certificates which have higher numerical Class designations than such Class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for such Class on the date of issuance of the Certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of principal prepayments will be made to any such Classes (the "RESTRICTED CLASSES") and the amount otherwise distributable to the Restricted Classes in respect of such principal prepayments will be allocated among the remaining Classes of Subordinate Certificates, pro rata, based upon their respective Certificate Principal Balances, and distributed in the order described above.

         The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date and each Class of Subordinate Certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Certificate Principal Balance of the Class of Subordinate Certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates immediately before the Distribution Date.

         The approximate Original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of the certificates are expected to be as follows:

                                 Class B-1 5.25%
                                 Class B-2 2.75%
                                 Class B-3 2.00%
                                 Class B-4 1.30%
                                 Class B-5 0.75%
                                 Class B-6 0.40%


         The "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of:

         (i)      the Subordinate Percentage of all amounts described in clauses
                  (i) through (iv) of the definition of "Principal Distribution Amount" for the Distribution Date,

         (ii) for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, that portion of the Net Liquidation Proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to clause (ii) of the definition of "Senior Principal Distribution Amount" up to the Subordinate Percentage of the Stated Principal Balance of the Mortgage Loan, and

         (iii) the Subordinate Prepayment Percentage of the applicable amounts described in clause (vi) of the definition of "Principal Distribution Amount" for the Distribution Date.

ALLOCATION OF LOSSES

         On each Distribution Date, all Realized Losses, other than Excess Losses, with respect to the Mortgage Loans will be allocated first to the Classes of Subordinate Certificates, in the reverse order of their numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation), in each case until the Certificate Principal Balances of the respective Classes of Subordinate Certificates have been reduced to zero, and then to the Classes of Senior Certificates, other than the Class X-1 and Class X-2 Certificates, pro rata, until their respective Certificate Principal Balances have been reduced to zero. If on any Distribution Date, the aggregate of the Certificate Principal Balances of all Classes of Certificates following all distributions and the allocation of Realized Losses on such Distribution Date exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         On each Distribution Date, the Excess Losses will be allocated pro rata among all Classes of Certificates, other than the Class X-1 and Class X-2 Certificates, based upon their respective Certificate Principal Balances immediately prior to such Distribution Date.

         In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid Principal Balance of the Mortgage Loan exceeds the amount of Net Liquidation Proceeds applied to the Principal Balance of the related Mortgage Loan.

         "EXCESS LOSSES" are Special Hazard Losses in excess of the Special Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage Amount.

         "BANKRUPTCY LOSSES" are losses that are incurred as a result of Debt Service Reductions and Deficient Valuations. "SPECIAL HAZARD LOSSES" are Realized Losses in respect of Special Hazard Mortgage Loans. "FRAUD LOSSES" are losses sustained on a Liquidated Mortgage Loan by reason of a default arising from fraud, dishonesty or misrepresentation.

         A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the related Servicer has determined that all recoverable liquidation and insurance proceeds have been received. A "SPECIAL HAZARD MORTGAGE LOAN" is a Liquidated Mortgage Loan as to which the ability to recover the full amount due thereunder was substantially impaired by a hazard not insured against under a standard hazard insurance policy of the type described in the prospectus under "Credit Enhancement--Special Hazard Insurance Policies".

SUBORDINATION OF THE SUBORDINATE CERTIFICATES

         The rights of the holders of the Subordinate Certificates to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each Class of Subordinate Certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the Class or Classes of Subordinate Certificates with lower numerical Class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses, other than Excess Losses. In addition, the Subordinate Certificates will provide limited protection against Special Hazard Losses, Bankruptcy Losses and Fraud Losses up to the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount, respectively, as described in the following paragraphs. Realized Losses, other than Excess Losses, will be allocated to the Class of Subordinate Certificates then outstanding with the highest numerical Class designation.

         The Subordinate Certificates will provide limited protection to the Classes of Certificates of higher relative priority against:

         o Special Hazard Losses in an initial amount expected to be up to approximately $3,808,000 (the "SPECIAL HAZARD LOSS COVERAGE AMOUNT"),

         o Bankruptcy Losses in an initial amount expected to be up to approximately $121,000 (the "BANKRUPTCY LOSS COVERAGE AMOUNT"); and

         o Fraud Losses in an initial amount expected to be up to approximately $3,708,000 (the "FRAUD LOSS COVERAGE AMOUNT").

         The Special Hazard Loss Coverage Amount will be reduced, from time to time, to be an amount equal on any Distribution Date to the lesser of:

         o the Special Hazard Loss Coverage Amount as of the closing date less the amount, if any, of losses attributable to Special Hazard Mortgage Loans incurred since the Closing Date, or

         o        the greatest of:

                           o 1% of the aggregate of the Principal Balances of the Mortgage Loans;

                           o twice the Principal Balance of the largest Mortgage Loan; and

                           o the aggregate Principal Balances of the Mortgage Loans secured by mortgaged properties located in the single California postal ZIP code area having the highest aggregate Principal Balance of any such ZIP code area.

         All Principal Balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

         The Fraud Loss Coverage Amount will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-Off Date, the Fraud Loss Coverage Amount will be reduced as follows:

         o on the first and second anniversaries of the Cut-Off Date, to an amount equal to the lesser of (a) 1.00% of the then current Pool Balance and (b) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date (or, in the case of the first anniversary, as of the Cut-Off
                  Date) over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary or the Cut-Off Date, as the case may be,

         o on the third and fourth anniversaries of the Cut-Off Date, to an amount equal to the lesser of (a) 0.50% of the then current Pool Balance and (b) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-Off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary, and

         o        on the fifth anniversary of the Cut-Off Date, to zero.

         The Bankruptcy Loss Coverage Amount will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

         The amount of coverage provided by each Class of Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the Certificates assigned by the Rating Agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

         A "DEFICIENT VALUATION" is a bankruptcy proceeding whereby the bankruptcy court may establish the value of a Mortgaged Property at an amount less than the then outstanding Principal Balance of the Mortgage Loan secured by the Mortgaged Property or may reduce the outstanding Principal Balance of the related Mortgage Loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the Mortgage Loan thus would become an unsecured creditor to the extent the outstanding Principal Balance of the Mortgage Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, other modifications of the terms of a Mortgage Loan can result from a bankruptcy proceeding, including the reduction (a "DEBT SERVICE REDUCTION") of the amount of the monthly payment on the related Mortgage Loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation with respect to any Mortgage Loan so long as the related Servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the related Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the Trustee will make available to each holder of a Certificate and will forward to the Rating Agencies a statement (based on information received from each Servicer) generally setting forth, among other things:

         o the amount of the distributions, separately identified, with respect to each Class of Certificates;

         o the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments or other unscheduled recoveries of principal included therein;

         o the amount of the distributions set forth in the first clause above allocable to interest and the calculation thereof;

         o the amount of any unpaid interest shortfall amount with respect to each Class of Certificates;

         o the Certificate Principal Balance (or Certificate Notional Balance, as applicable) of each Class of Certificates after giving effect to the distribution of principal on that Distribution Date;

         o the Pool Balance and the Net WAC of the Mortgage Loans at the end of the related Prepayment Period;

         o the aggregate Principal Balance of the One Year CMT indexed Mortgage Loans at the end of the related Prepayment Period;

         o the aggregate Principal Balance of the Six Month LIBOR indexed Mortgage Loans at the end of the related Prepayment Period;

         o the Pro Rata Senior Percentage, Senior Percentage and Subordinate Percentage for the following Distribution Date;

         o the Senior Prepayment Percentage and Subordinate Prepayment Percentage for the following Distribution Date;

         o the amount of the Servicing Fee paid to or retained by each Servicer;

         o        the amount of Advances for the related Due Period;

         o the number and aggregate Principal Balance of Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date;

         o        the rolling six month delinquency rate for that Distribution
                  Date;

         o for any Mortgage Loan as to which the related Mortgaged Property was acquired by the Trust in foreclosure or by deed in lieu of foreclosure (any such property, an "REO PROPERTY") during the preceding calendar month, the loan number, the Principal Balance of that Mortgage Loan as of the close of business on the last day of the related Due Period and the date of acquisition thereof;

         o the total number and principal balance of any REO Properties as of the close of business on the last day of the preceding Due Period;

         o the aggregate amount of Realized Losses incurred during the preceding calendar month;

         o        the cumulative amount of Realized Losses;

         o the aggregate amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses incurred during the preceding calendar month;

         o the cumulative amount of Special Hazard Losses, Bankruptcy Losses and Fraud Losses;

         o the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date;

         o the Realized Losses and Excess Losses, if any, allocated to each Class of Certificates on that Distribution Date; and

         o the Pass-Through Rate for each Class of Certificates for that Distribution Date.

         The Trustee will make such statement available each month, to any interested party, via the Trustee's website, and its fax-on-demand service. The Trustee's website can be accessed at "http://www-apps.gis.deutsche-bank.com/invr" and its fax-on-demand service may be accessed through the fax number (800) 735-7777.

         In addition, within a reasonable period of time after the end of each calendar year, the Trustee will prepare and deliver to each holder of a Certificate of record during the previous calendar year a statement containing information necessary to enable holders of the Certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The effective yields to the holders of the Offered Certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of such Certificates because monthly distributions will not be payable to those holders until generally the 19th day of the month following the month in which interest accrues on the Mortgage Loans, without any additional distribution of interest or earnings thereon in respect of the delay.

         Delinquencies on the Mortgage Loans which are not advanced by the related Servicer or the Trustee as successor Servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yield on the Senior Certificates and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by the Subordinate Certificates in the reverse order of their numerical Class designations, and then by the Senior Certificates. If, as a result of these shortfalls, the aggregate of the Certificate Principal Balances of all Classes of Certificates following all distributions and the allocation of Realized Losses on a Distribution Date exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date, the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation will be reduced by the amount of the excess.

         Net Interest Shortfalls will adversely affect the yields on the Senior Certificates and the Subordinate Certificates. In addition, although all losses initially will be borne by the Subordinate Certificates, in the reverse order of their numerical Class designations, Excess Losses will be borne by the Senior Certificates and the Subordinate Certificates in the manner set forth in this prospectus supplement under "Description of the Certificates-Allocation of Losses" and "--Subordination of the Subordination Certificates". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses, on the Mortgage Loans. Excess Losses could occur at a time when one or more Classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

PREPAYMENT CONSIDERATIONS AND RISKS

         The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the Seller and purchases by the related Servicer or the holder of the Class A-R Certificate. The Mortgage Loans may be prepaid by the Mortgagors at any time. The Mortgage Loans are subject to the "due-on-sale" provisions included therein. See "The Mortgage Loans" in this prospectus supplement.

         Prepayments, liquidations and purchases of the Mortgage Loans, including any purchase by the related Servicer of a defaulted Mortgage Loan and any optional repurchase of the remaining Mortgage Loans in connection with the termination of the Trust Fund, in each case as described in this prospectus supplement, will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Since the rate of payment of principal on the Mortgage Loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Mortgage Loans. Further, an investor should consider the risk that, in the case of any Offered Certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under "The Mortgage Loans--General" and "--Mortgage Loan Statistics" in this prospectus supplement. If prevailing interest rates were to fall significantly below the Loan Rates on the Mortgage Loans, the Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the Loan Rates on the Mortgage Loans because the Mortgagors may seek to "lock in" a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. The existence of a periodic rate cap on some of the Mortgage Loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment.

         The particular features of the Mortgage Loans may affect the prepayment experience. The interest-only feature of some of the Mortgage Loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the Loan Rates. However, as a Mortgage Loan nears the end of its interest-only period, the

Mortgagor may be more likely to refinance the Mortgage Loan, even if market rates are only slightly less than the Loan Rate in order to avoid the increase in the monthly payments to amortize the Mortgage Loan over its remaining life. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments.

         The rate of prepayment may affect the Pass-Through Rates on the Offered Certificates. Prepayments of Mortgage Loans with net Loan Rates in excess of the then-current Net WAC for the Mortgage Loans may reduce the Pass-Through Rate on the Certificates. Mortgage Loans with higher Loan Rates may prepay at faster rates than Mortgage Loans with relatively lower Loan Rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the Pass-Through Rate on the Certificates.

         As described herein under "Description of the Certificates--Principal", the applicable Senior Prepayment Percentage of all principal prepayments on the related Mortgage Loans will be distributed to the Class or Classes of Senior Certificates then entitled to receive principal distributions. This may result in all or a disproportionate percentage of principal prepayments being distributed to holders of Senior Certificates and none or less than their pro rata share of principal prepayments being distributed to holders of the Subordinate Certificates during the periods of time described in the definition of "Senior Prepayment Percentage".

         The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

THE SUBORDINATE CERTIFICATES

         The weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in increasing order of their numerical Class designations, will be progressively more sensitive to the rate and timing of Mortgagor defaults and the severity of ensuing losses on the Mortgage Loans. If the actual rate and severity of losses on the Mortgage Loans are higher than those assumed by a holder of a Subordinate Certificate, the actual yield to maturity of that Certificate may be lower than the yield expected by the holder based on such assumption. The timing of losses on the Mortgage Loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized Losses on the Mortgage Loans will reduce the Certificate Principal Balances of the applicable Class of Subordinate Certificates to the extent of any losses allocated thereto (as described under "Description of the Certificates--Allocation of Losses"), without the receipt of cash attributable to such reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the Certificate Principal Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation if and to the extent that the aggregate of the Certificate Principal Balances of all Classes of Certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Balance as of the Due Date occurring in the month of such Distribution Date. As a result of these reductions, less interest will accrue on such Class of Subordinate Certificates than otherwise would be the case. The yields to maturity of the Subordinate Certificates will also be affected by the disproportionate allocation of principal prepayments to the Senior Certificates, Net Interest Shortfalls and other cash shortfalls in Available Funds.

         If on any Distribution Date the Applicable Credit Support Percentage for any Class of Subordinate Certificates is less than its Original Applicable Credit Support Percentage, all principal prepayments available for distribution on the Subordinate Certificates will be allocated solely to all other Classes of Subordinate Certificates with lower numerical designations, thereby accelerating the amortization thereof relative to that of the Restricted Classes and reducing the weighted average lives of such Classes of Subordinate Certificates receiving such distributions. Accelerating the amortization of the Classes of Subordinate Certificates with lower numerical designations relative to the other Classes of Subordinate Certificates is intended to preserve the availability of the subordination provided by such other Classes.

WEIGHTED AVERAGE LIVES

         The projected weighted average life of each Class of Offered Certificates is the average amount of time that will elapse from the Closing Date, until each dollar of principal is scheduled to be repaid to the investors in that Class. Because it is expected that there will be prepayments and defaults on the Mortgage Loans, the actual weighted average lives of the Classes of Offered Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the Mortgage Loans as set forth in this prospectus supplement under "The Mortgage Loans".

         In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates. The weighted average lives of the Class A-1, Class A-2, Class A-3 and Class B-1 Certificates will be shortened upon the exercise by the related Call Option Holder of the related Call Option. See "Description of the Certificates--Principal" and "The Pooling and Servicing Agreement and the Servicing Contracts--Call Option Affecting the Class A-1, Class A-2, Class A-3 and Class B-1 Certificates" in this prospectus supplement.

         The interaction of the foregoing factors may have different effects on various Classes of Offered Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Offered Certificates. Further, to the extent that the prices of the Offered Certificates represent discounts or premiums to their respective original Certificate Principal Balances, variability in the weighted average lives of such Classes of Offered Certificates will result in variability in the related yields to maturity.

         The assumed final maturity date for each Class of Offered Certificates is as set forth in this prospectus supplement under "Description of the Certificates--General" above. The assumed final maturity date for each Class of Offered Certificates is the Distribution Date in the first month following the month of the latest maturity date of any Mortgage Loan. The weighted average life of each Class of Offered Certificates is likely to be shorter than would be the case if payments actually made on the Mortgage Loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the Offered Certificates could occur significantly earlier than the related assumed final maturity date because (i) prepayments are likely to occur, and (ii) the holder of the Class A-R Certificate may cause a termination of the Trust as provided in this prospectus supplement.

STRUCTURING ASSUMPTIONS

         Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the Mortgage Loans assumes a constant prepayment rate ("CPR"). This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans.

         The tables on pages S-85 through S-90 were prepared on the basis of the assumptions in the following paragraph and the tables set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual Mortgage Loans. Any such discrepancy may have an effect upon the percentages of Original Certificate Principal Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables on pages S-85 through S-90. In addition, since the actual Mortgage Loans in the Trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Classes of Offered Certificates may be made earlier or later than indicated in the tables.

         The percentages and weighted average lives in the tables on pages S-88 through S-93 and the Class X-1 and Class X-2 yield tables on page S-91 were determined assuming that (the "STRUCTURING ASSUMPTIONS"):

         (i) the Mortgage Loans collectively have the characteristics set forth in the table below,

         (ii) distributions on the Certificates are received, in cash, on the 19th day of each month, commencing in January 2001,

         (iii) the Mortgage Loans prepay at the indicated constant percentages,

         (iv) (a) no defaults or delinquencies occur in the payment by the mortgagors of principal and interest on the Mortgage Loans and
                  (b) no shortfalls due to the application of the Relief Act are incurred,

         (v) no Mortgage Loan is purchased by the Seller or the related Servicer from the Trust Fund pursuant to any obligation or option under the Pooling and Servicing Agreement or any Servicing Contract,

         (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in January 2001, and are computed prior to giving effect to any prepayments received in the prior month,

         (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month (commencing in December 2000) and include 30 days' interest thereon,

         (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its Principal Balance, Loan Rate and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining Principal Balance of such Mortgage Loan by its remaining term to maturity (taking into account any interest-only period),

         (ix) interest accrues on each Certificate at the applicable rate described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates",

         (x) the Initial Certificate Principal Balances of the Certificates (or Certificate Notional Balances, in the case of the Class X-1 and Class X-2 Certificates) are those set forth on the cover of this prospectus supplement or as described herein,

         (xi)     Six Month LIBOR is 6.465% and One Year CMT is 5.77%,

         (xii) no optional termination or exercise of any Call Option, as applicable, will occur, except that such assumption does not apply to the calculation of weighted average lives to the optional termination or a Call Option, as applicable,

         (xiii)   the Certificates are purchased on December 18, 2000, and

         (xiv) for the purposes of calculating the Pass-Through Rate for the Class A-1, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, no initial fixed-rate period is continuing after August 2005 with respect to any Mortgage Loan.

                      ASSUMED MORTGAGE LOAN CHARACTERISTICS


                                             REMAINING
                                              INTEREST
                                                ONLY         GROSS          NET          ORIGINAL      REMAINING
                             CURRENT           PERIOD        COUPON        COUPON          TERM          TERM
     LOAN INDEX            BALANCE ($)        (MONTHS)        (%)           (%)          (MONTHS)      (MONTHS)
----------------------    ---------------    ----------    ---------     ---------      ----------    -----------
One Year CMT               96,047,447.39        N/A         8.25692       7.99842          360             356
One Year CMT                  241,729.38        N/A         7.00000       6.61650          360             349
One Year CMT              232,002,764.62        N/A         8.16198       7.77848          360             356
One Year CMT                  195,715.67        N/A         7.87500       7.38350          360             343
Six Month LIBOR            35,496,094.27        56          8.40743       8.02393          360             356
Six Month LIBOR             6,733,582.97        78          8.32908       7.83758          360             354

                             GROSS                          FIRST        PERIODIC         MONTHS          RATE ADJ
                             MARGIN         MAXIMUM       RATE CAP       RATE CAP      TO NEXT RATE      FREQUENCY
     LOAN INDEX               (%)          RATE (%)          (%)           (%)          CHANGE DATE       (MONTHS)
----------------------    ------------    ----------     ----------     ----------     ------------     -----------
One Year CMT                2.75064         13.46172          5             2                56              12
One Year CMT                2.75000         12.00000          6             2                49              12
One Year CMT                2.75681         13.16836          5             2                56              12
One Year CMT                2.75000         13.87500          6             2                67              12
Six Month LIBOR             2.00000         14.41495          6            N/A               56               6
Six Month LIBOR             2.00000         14.32908          6            N/A               78               6

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average lives) of the Certificates set forth in the table. In addition, to the extent that the actual Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Certificates may mature earlier or later than indicated by the table. Based on the foregoing assumptions, the following tables indicate the projected weighted average lives of each Class of Offered Certificates and set forth the percentages of the initial Certificate Principal Balance of each such Class that would be outstanding after each of the Distribution Dates shown, at various constant prepayment percentages. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Trust. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                    CLASS A-1
                                 -----------------------------------------------
                                                PERCENTAGE OF CPR
                                 -----------------------------------------------
DISTRIBUTION DATE                   0%      10%      18%        30%       40%
-----------------                ------  --------  -------   --------  ---------
Initial Percentage...........    100       100       100        100       100
December 19, 2001............     99        79        63         39        19
December 19, 2002............     97        59        32          0         0
December 19, 2003............     95        42         8          0         0
December 19, 2004............     93        27         0          0         0
December 19, 2005............     91        13         0          0         0
December 19, 2006............     89         0         0          0         0
December 19, 2007............     86         0         0          0         0
December 19, 2008............     84         0         0          0         0
December 19, 2009............     80         0         0          0         0
December 19, 2010............     77         0         0          0         0
December 19, 2011............     74         0         0          0         0
December 19, 2012............     70         0         0          0         0
December 19, 2013............     66         0         0          0         0
December 19, 2014............     61         0         0          0         0
December 19, 2015............     57         0         0          0         0
December 19, 2016............     51         0         0          0         0
December 19, 2017............     46         0         0          0         0
December 19, 2018............     39         0         0          0         0
December 19, 2019............     33         0         0          0         0
December 19, 2020............     25         0         0          0         0
December 19, 2021............     17         0         0          0         0
December 19, 2022............      9         0         0          0         0
December 19, 2023............      0         0         0          0         0
December 19, 2024............      0         0         0          0         0
December 19, 2025............      0         0         0          0         0
December 19, 2026............      0         0         0          0         0
December 19, 2027............      0         0         0          0         0
December 19, 2028............      0         0         0          0         0
December 19, 2029............      0         0         0          0         0
December 19, 2030............      0         0         0          0         0

Weighted Average Life (1)
     Years to Maturity.......  14.94      2.74       1.53      0.89      0.64
     Years to Call Option....   4.50      2.61       1.53      0.89      0.64

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                     CLASS A-2
                               -------------------------------------------------
                                                 PERCENTAGE OF CPR
                               -------------------------------------------------
DISTRIBUTION DATE                 0%        10%        18%        30%      40%
------------------             --------   -------    -------    -------  -------
Initial Percentage..........      100       100        100        100      100
December 19, 2001...........      100       100        100        100      100
December 19, 2002...........      100       100        100         86        0
December 19, 2003...........      100       100        100          0        0
December 19, 2004...........      100       100         55          0        0
December 19, 2005...........      100       100          0          0        0
December 19, 2006...........      100       100          0          0        0
December 19, 2007...........      100        61          0          0        0
December 19, 2008...........      100        26          0          0        0
December 19, 2009...........      100         0          0          0        0
December 19, 2010...........      100         0          0          0        0
December 19, 2011...........      100         0          0          0        0
December 19, 2012...........      100         0          0          0        0
December 19, 2013...........      100         0          0          0        0
December 19, 2014...........      100         0          0          0        0
December 19, 2015...........      100         0          0          0        0
December 19, 2016...........      100         0          0          0        0
December 19, 2017...........      100         0          0          0        0
December 19, 2018...........      100         0          0          0        0
December 19, 2019...........      100         0          0          0        0
December 19, 2020...........      100         0          0          0        0
December 19, 2021...........      100         0          0          0        0
December 19, 2022...........      100         0          0          0        0
December 19, 2023...........       96         0          0          0        0
December 19, 2024...........       56         0          0          0        0
December 19, 2025...........       12         0          0          0        0
December 19, 2026...........        0         0          0          0        0
December 19, 2027...........        0         0          0          0        0
December 19, 2028...........        0         0          0          0        0
December 19, 2029...........        0         0          0          0        0
December 19, 2030...........        0         0          0          0        0

Weighted Average Life (1)
     Years to Maturity......    24.16      7.38       4.14       2.35     1.66
     Years to Call Option...     4.67      4.67       4.11       2.35     1.66

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                 CLASS A-3
                             ---------------------------------------------------
                                             PERCENTAGE OF CPR
                             ---------------------------------------------------
DISTRIBUTION DATE               0%        10%        18%         30%       40%
-----------------            -------    -------    -------     -------   -------
Initial Percentage..........   100        100        100         100       100
December 19, 2001...........   100        100        100         100       100
December 19, 2002...........   100        100        100         100        96
December 19, 2003...........   100        100        100          91        55
December 19, 2004...........   100        100        100          63        33
December 19, 2005...........   100        100         99          44        19
December 19, 2006...........   100        100         80          30        12
December 19, 2007...........   100        100         65          21         7
December 19, 2008...........   100        100         52          14         4
December 19, 2009...........   100         97         42          10         2
December 19, 2010...........   100         86         34           7         1
December 19, 2011...........   100         76         27           5         1
December 19, 2012...........   100         67         22           3         0
December 19, 2013...........   100         59         17           2         0
December 19, 2014...........   100         51         14           1         0
December 19, 2015...........   100         45         11           1         0
December 19, 2016...........   100         39          9           1         0
December 19, 2017...........   100         33          7           0         0
December 19, 2018...........   100         29          5           0         0
December 19, 2019...........   100         24          4           0         0
December 19, 2020...........   100         21          3           0         0
December 19, 2021...........   100         17          2           0         0
December 19, 2022...........   100         14          2           0         0
December 19, 2023...........   100         12          1           0         0
December 19, 2024...........   100          9          1           0         0
December 19, 2025...........   100          7          1           0         0
December 19, 2026...........    85          5          0           0         0
December 19, 2027...........    65          4          0           0         0
December 19, 2028...........    42          2          0           0         0
December 19, 2029...........    17          1          0           0         0
December 19, 2030...........     0          0          0           0         0

Weighted Average Life (1)
     Years to Maturity...... 27.64      15.52       9.53        5.50      3.83
     Years to Call Option...  4.67       4.67       4.67        4.15      3.38


(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                    CLASS A-R
                                ----------------------------------------------
                                               PERCENTAGE OF CPR
                                ----------------------------------------------
DISTRIBUTION DATE                 0%       10%       18%       30%       40%
------------------              ------   -------   -------   -------   -------
Initial Percentage.........      100       100       100       100       100
December 19, 2001..........        0         0         0         0         0
December 19, 2002..........        0         0         0         0         0
December 19, 2003..........        0         0         0         0         0
December 19, 2004..........        0         0         0         0         0
December 19, 2005..........        0         0         0         0         0
December 19, 2006..........        0         0         0         0         0
December 19, 2007..........        0         0         0         0         0
December 19, 2008..........        0         0         0         0         0
December 19, 2009..........        0         0         0         0         0
December 19, 2010..........        0         0         0         0         0
December 19, 2011..........        0         0         0         0         0
December 19, 2012..........        0         0         0         0         0
December 19, 2013..........        0         0         0         0         0
December 19, 2014..........        0         0         0         0         0
December 19, 2015..........        0         0         0         0         0
December 19, 2016..........        0         0         0         0         0
December 19, 2017..........        0         0         0         0         0
December 19, 2018..........        0         0         0         0         0
December 19, 2019..........        0         0         0         0         0
December 19, 2020..........        0         0         0         0         0
December 19, 2021..........        0         0         0         0         0
December 19, 2022..........        0         0         0         0         0
December 19, 2023..........        0         0         0         0         0
December 19, 2024..........        0         0         0         0         0
December 19, 2025..........        0         0         0         0         0
December 19, 2026..........        0         0         0         0         0
December 19, 2027..........        0         0         0         0         0
December 19, 2028..........        0         0         0         0         0
December 19, 2029..........        0         0         0         0         0
December 19, 2030..........        0         0         0         0         0

Weighted Average Life (1)
     Years to Maturity.....     0.09      0.09      0.09      0.09      0.09
     Years to Optional
     Termination...........     0.09      0.09      0.09      0.09      0.09

(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                                   CLASS B-1
                               ------------------------------------------------
                                               PERCENTAGE OF CPR
                               ------------------------------------------------
DISTRIBUTION DATE                 0%       10%       18%        30%       40%
------------------             --------  -------   -------   --------   -------
Initial Percentage..........     100       100       100        100       100
December 19, 2001...........     100       100       100        100       100
December 19, 2002...........     100       100       100         99        86
December 19, 2003...........     100       100       100         81        65
December 19, 2004...........     100       100        89         56        39
December 19, 2005...........     100       100        72         39        23
December 19, 2006...........     100       100        58         27        14
December 19, 2007...........     100        90        47         19         8
December 19, 2008...........     100        79        38         13         5
December 19, 2009...........     100        70        31          9         3
December 19, 2010...........     100        62        25          6         2
December 19, 2011...........      98        55        20          4         1
December 19, 2012...........      96        48        16          3         1
December 19, 2013...........      93        42        13          2         0
December 19, 2014...........      91        37        10          1         0
December 19, 2015...........      88        32         8          1         0
December 19, 2016...........      85        28         6          1         0
December 19, 2017...........      81        24         5          0         0
December 19, 2018...........      77        21         4          0         0
December 19, 2019...........      73        18         3          0         0
December 19, 2020...........      69        15         2          0         0
December 19, 2021...........      64        13         2          0         0
December 19, 2022...........      59        10         1          0         0
December 19, 2023...........      53         8         1          0         0
December 19, 2024...........      47         7         1          0         0
December 19, 2025...........      40         5         1          0         0
December 19, 2026...........      33         4         0          0         0
December 19, 2027...........      25         3         0          0         0
December 19, 2028...........      16         2         0          0         0
December 19, 2029...........       7         1         0          0         0
December 19, 2030...........       0         0         0          0         0

Weighted Average Life (1)
     Years to Maturity......   22.49     13.27      8.07       5.13      4.01
     Years to Call Option...    4.67      4.67      4.53       3.94      3.48


(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on \each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage.

         PERCENT OF ORIGINAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING*

                                           CLASS B-2 AND CLASS B-3
                              -------------------------------------------------
                                              PERCENTAGE OF CPR
                              -------------------------------------------------
DISTRIBUTION DATE                0%       10%       18%        30%        40%
------------------            --------  --------  --------   --------   -------
Initial Percentage..........    100       100       100        100        100
December 19, 2001...........    100       100       100        100        100
December 19, 2002...........    100       100       100         99         86
December 19, 2003...........    100       100       100         81         65
December 19, 2004...........    100       100        89         56         39
December 19, 2005...........    100       100        72         39         23
December 19, 2006...........    100       100        58         27         14
December 19, 2007...........    100        90        47         19          8
December 19, 2008...........    100        79        38         13          5
December 19, 2009...........    100        70        31          9          3
December 19, 2010...........    100        62        25          6          2
December 19, 2011...........     98        55        20          4          1
December 19, 2012...........     96        48        16          3          1
December 19, 2013...........     93        42        13          2          0
December 19, 2014...........     91        37        10          1          0
December 19, 2015...........     88        32         8          1          0
December 19, 2016...........     85        28         6          1          0
December 19, 2017...........     81        24         5          0          0
December 19, 2018...........     77        21         4          0          0
December 19, 2019...........     73        18         3          0          0
December 19, 2020...........     69        15         2          0          0
December 19, 2021...........     64        13         2          0          0
December 19, 2022...........     59        10         1          0          0
December 19, 2023...........     53         8         1          0          0
December 19, 2024...........     47         7         1          0          0
December 19, 2025...........     40         5         1          0          0
December 19, 2026...........     33         4         0          0          0
December 19, 2027...........     25         3         0          0          0
December 19, 2028...........     16         2         0          0          0
December 19, 2029...........      7         1         0          0          0
December 19, 2030...........      0         0         0          0          0

Weighted Average Life (1)
     Years to Maturity......  22.49     13.27      8.07       5.13       4.01
     Years to Optional
     Termination............  22.43     12.37      7.22       4.49       3.43


(1)      The weighted average life of any Class of Certificates is determined by
         (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on that Class of Certificates by the number of years from the date of issuance of the Certificates to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on that Class of Certificates.

*        Rounded to the nearest whole percentage.

SENSITIVITY OF THE CLASS X-1 AND CLASS X-2 CERTIFICATES

         The yields to maturity of the Class X-1 and Class X-2 Certificates will be highly sensitive to the principal prepayment, repurchase and default experience of the Mortgage Loans. Investors should carefully consider the associated risks, including the risk that a rapid rate of principal prepayments on the Mortgage Loans or repurchases of Mortgage Loans could result in the failure of investors in the Class X-1 and Class X-2 Certificates to recover their initial investments. The yields to holders of the Class X-1 and Class X-2 Certificates could also be adversely affected in the event that the holder of the Class A-R Certificate exercises the right under the Pooling and Servicing Agreement to repurchase all remaining Mortgage Loans and REO Properties in the Trust Fund and thereby effects the early retirement of the Certificates, as described in "The Pooling and Servicing Agreement and the Servicing Contracts--Termination".

         The following tables (the "CLASS X-1 YIELD TABLE" and the "CLASS X-2 YIELD TABLE") demonstrates the sensitivity of the pre-tax yields on the Class X-1 and Class X-2 Certificates, respectively, to various percentages of CPR by projecting the aggregate payments of interest on such Certificates and the corresponding pre-tax yields on a corporate bond equivalent ("CBE") basis, assuming distributions on the Mortgage Loans are made as set forth above under "--Weighted Average Lives".

                PRE-TAX YIELDS (%) ON THE CLASS X-1 CERTIFICATES
                              (PRICED TO MATURITY)


     Assumed                              PERCENTAGE OF CPR
     Purchase           -------------------------------------------------------
    Price* (%)             0%        10%       18%         30%          40%
-------------------     --------  --------   --------   ---------   -----------
     4.00000              44.2      39.3       30.4       (1.8)        (36.0)
     4.12500              42.7      37.5       28.4       (4.2)        (38.5)
     4.25000              41.3      35.9       26.5       (6.5)        (40.8)
     4.37500              40.0      34.3       24.7       (8.7)        (43.1)
     4.50000              38.7      32.9       22.9      (10.7)        (45.2)
     4.62500              37.5      31.5       21.3      (12.7)        (47.3)
     4.75000              36.4      30.1       19.7      (14.6)        (49.2)
     4.87500              35.4      28.9       18.2      (16.4)        (51.1)
     5.00000              34.4      27.6       16.8      (18.1)        (52.9)

----------------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

                PRE-TAX YIELDS (%) ON THE CLASS X-2 CERTIFICATES
                              (PRICED TO MATURITY)

     Assumed                               PERCENTAGE OF CPR
     Purchase           -------------------------------------------------------
    Price* (%)             0%         10%        18%          30%         40%
-------------------     -------     ------     -------      ------      -------
     0.75000              93.8       70.9        52.4        33.6         18.6
     0.87500              77.1       55.2        38.7        22.1         8.0
     1.00000              64.4       43.6        28.7        13.7         0.2
     1.12500              54.5       34.7        21.2         7.2        (6.0)
     1.25000              46.5       27.6        15.3         2.0        (10.9)
     1.37500              39.8       21.9        10.7        (2.2)       (14.9)
     1.50000              34.1       17.3        7.0         (5.6)       (18.2)
     1.62500              29.1       13.6        3.9         (8.6)       (21.1)
     1.75000              24.8       10.5        1.3        (11.1)       (23.5)

----------------
* The price shown does not include accrued interest. Accrued interest has been added to such price for calculating the yields set forth in the table above.

         The pre-tax yields set forth in the Class X-1 Yield Table and Class X-2 Yield Table were in each case calculated by determining the monthly discount rates which, when applied to the assumed streams of cash flows to be paid on the Class X-1 Certificates and Class X-2 Certificates, as applicable, would cause the discounted present value of such assumed streams of cash flows to the Closing Date to equal the assumed purchase prices (plus accrued interest), and converting such monthly rates to CBE rates. Such calculations do not take into account the interest rates at which funds received by holders of the Class X-1 Certificates or Class X-2 Certificates, as the case may be, may be reinvested and consequently does not purport to reflect the return on any investment in the Class X-1 Certificates or Class X-2 Certificates, as the case may be, when such reinvestment rates are considered.

         It is highly unlikely that the Mortgage Loans will prepay at the same rate until maturity or that all of the Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yields on the Class X-1 and Class X-2 Certificates are likely to differ from those shown in such tables, even if all of the Mortgage Loans prepay at the indicated percentages of CPR. No representation is made as to the actual rate of principal payments on the Mortgage Loans (or the Loan Rates thereon) for any period or over the lives of the Class X-1 and Class X-2 Certificates or as to the yields on the Class X-1 and Class X-2 Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class X-1 or Class X-2 Certificates.

                CERTAIN MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         For federal income tax purposes, the Trust Fund (exclusive of the rights in respect of the Additional Collateral) will consist of several segregated asset pools, each of which will constitute a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes.

         It is anticipated that the Offered Certificates (other than the Class A-R Certificate) will constitute "regular interests" in the upper tier REMIC for tax purposes. The Class A-R Certificate will represent beneficial ownership of the sole Class of "residual interests" in each REMIC created pursuant to the Pooling and Servicing Agreement (the "AGREEMENT"). Upon issuance of the Offered Certificates, Brown & Wood LLP ("TAX COUNSEL") will deliver its opinion concluding, assuming compliance with the Agreement, for U.S. federal income tax purposes, each REMIC created pursuant to the Agreement will be characterized as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

         Subject to the discussion below relating to the Class X-1 and Class X-2 Certificates, a holder of a Class of Offered Certificates (other than the Class A-R Certificate) will be treated for federal income tax purposes as owning a regular interest in the upper tier REMIC. See "Certain Material Federal Income Tax Considerations" in the accompanying prospectus.

         Interest on the Offered Certificates must be included in income by a Certificateholder under the accrual method of accounting, regardless of the Certificateholder's regular method of accounting. In addition, the Class X-1 and Class X-2 Certificates will, and the other Classes of

Offered Certificates may, be issued with original issue discount ("OID") for federal income tax purposes. See "Certain Material Federal Income Tax Considerations" in the prospectus. OID must be included in income as it accrues on a constant yield method, regardless of whether the Certificateholder receives currently the cash attributable to such OID. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be 18% CPR for all the Mortgage Loans. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

         The Offered Certificates will constitute:

         (a) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

         (b) an "obligation secured by an interest in real property" within the meaning of section 860G(a)(3) Code if held by a REMIC; or

         (c) an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

         An owner of an interest in a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate should be treated as (i) having purchased a "regular interest" in the upper-tier REMIC, and (ii) as having written a call option on such undivided interest at the time of the purchase of such Certificate, as the case may be. An owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate will be treated as having written the call option in exchange for an option premium in an amount equal to the fair market value of the call option.

         An owner of an interest in a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate should be considered to have purchased such Certificate for an amount equal to the sum of the actual purchase price paid for such Certificate, plus the fair market value of the call option premium. Consequently, an owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate will have a basis in such Certificate that will be greater than the purchase price paid directly by the owner to acquire such Certificate.

         When an owner sells an interest in a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate, the owner will be deemed to have made a payment to the purchaser in an amount equal to the fair market value of the option because the purchaser will have assumed the owner's obligation under the call option. Consequently, the amount realized by the owner upon the sale of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate may be greater than the purchase price paid directly by the purchaser.

         An owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate will not be required to include immediately in income the option premium that such owner is deemed to have received upon the purchase of such Certificate. Instead, the owner must account for such premium when the call rights are exercised, or when those rights lapse, or when those rights are otherwise terminated with respect to the owner.

         An owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate will include option premium in income as short-term capital gain when the option lapses. The principal balance of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate likely will be reduced over time through principal payments. Under existing authorities, it is not entirely clear whether the rights held by a Call Option Holder would be deemed to lapse as the underlying Mortgage Loans pay down. Each owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate is urged to consult its own tax advisor on these matters.

         If the Senior Call Option Holder exercises its rights to call a Class A-1, Class A-2 or Class A-3 Certificate, or if the Class B-1 Call Option Holder exercises its rights to call a Class B-1 Certificate, the owner of such Certificate would include in its amount realized from the sale of such Certificate an amount equal to the unamortized portion of the option premium. If an owner transfers its interest in a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate, the transfer will be treated as a closing transaction with respect to the call option the owner is deemed to have written. As a result, the owner will recognize a short-term capital gain or loss equal to the difference between the unamortized amount of option premium and the amount the owner is deemed to pay to be relieved from the obligation under the option.

Application of the Straddle Rules

         With respect to an owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate, the IRS might take the position that such Certificate and the call option constitute positions in a straddle. If this position were sustained, the straddle rules of section 1092 of the Code would apply. The straddle rules might require an owner to capitalize, rather than deduct, interest and carrying charges allocable to the owner's interest in such Class A-1, Class A-2, Class A-3 or Class B-1 Certificate, as the case may be. Further, if the IRS were to take the position that a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate and the call option constituted a conversion transaction as well as a straddle, then a portion of the gain with respect to such Certificate or the Senior Call Option might be characterized as ordinary income. Each owner of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate is urged to consult its own tax advisor regarding these matters.

Tax Treatment of the Class X-1 and Class X-2 Certificates

         The Class X-1 and Class X-2 Certificates represent differing interests in a single REMIC regular interest. The correct treatment of this arrangement for federal income tax purposes is unclear. The Trustee will account for the arrangement for federal income tax purposes as if the Class X-2 Certificateholders owned the entire REMIC regular interest and have a separate obligation under a notional principal contract (e.g., a prepaid swap contract) to make the required payments to the Class X-1 Certificateholders. Under this treatment, the Class X-1 Certificate would represent for federal income tax purposes an interest in a notional principal contract rather than an interest in a REMIC regular interest. Each Class X-2 Certificateholder would be treated as receiving (and each Class X-1 Certificateholder as paying) such Certificateholder's proportionate share of an upfront payment equal to the purchase price paid by the X-1 Certificateholders for their Certificates and including such amount in the price paid for the REMIC regular interest. The application of the Treasury regulations governing notional principal contracts would require (and govern the timing of) the upfront payment to be amortized (in the case of the Class X-1 Certificates) and accrued into income (in the case of the Class X-2 Certificates) over the life of the Class X-1 Certificates. This treatment may affect certain taxpayers differently (e.g., an individual may be required to treat any net deduction under notional principal contracts as a miscellaneous itemized deduction, which is subject to limitations on deduction). Alternative treatments are possible, such as the Class X-1 and Class

X-2 Certificates being treated as interests in a partnership. Such treatment could cause the timing and character of income to differ for the Class X-1 and Class X-2 Certificateholders and certain payments may be subject to withholding at a rate of 30% for Non-U.S. Persons. HOWEVER, NON-U.S. PERSONS ARE PROHIBITED FROM OWNING AN INTEREST IN THE CLASS X-1 AND CLASS X-2 CERTIFICATES. Investors in the Class X-1 and Class X-2 Certificates should consult their tax advisors as to the proper treatment and timing of income with respect to an investment in these Certificates.

THE RESIDUAL CERTIFICATE

         The holder of the Class A-R Certificate must include the taxable income of each REMIC in its federal taxable income. The resulting tax liability of such holder may exceed cash distributions to such holder during certain periods. All or a portion of the taxable income from the Class A-R Certificate recognized by a holder may be treated as "excess inclusion" income, which, with limited exceptions, is subject to U.S. federal income tax.

         Proposed Treasury regulations issued on February 4, 2000 (the "NEW PROPOSED REGULATIONS") would modify the safe harbor which, if satisfied, provides that transfers of noneconomic residual interests are not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of
(i) any consideration given to the transferee to acquire the interest, (ii) expected future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to applicable federal rate. The Proposed Regulations indicate that the effective date of the modification to the safe harbor requirements could be as early as February 4, 2000.

         Also, purchasers of the Class A-R Certificate should consider carefully the tax consequences of an investment in Residual Certificates discussed in the prospectus and should consult their own tax advisors with respect to those consequences. See "Certain Material Federal Income Tax Consequences--REMIC Certificates--Residual Certificates" in the prospectus. Specifically, prospective holders of the Class A-R Certificate should consult their tax advisors regarding whether, at the time of acquisition, the Class A-R Certificate will be treated as a "non-economic" residual interest, a "non-significant value" residual interest and a "tax avoidance potential" residential interest. See "Certain Material Federal Income Tax Consequences--REMIC Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" and "--Residual Certificates" in the prospectus. Additionally, for information regarding prohibited transactions and treatment of Realized Losses, see "Certain Material Federal Income Tax Consequences--REMIC Certificates--Prohibited Transactions and Other Taxes" and "--Regular Certificates--Treatment of Realized Losses" in the prospectus.

NEW WITHHOLDING REGULATIONS

         On October 6, 1997 and on May 22, 2000, the Treasury Department issued new regulations (the "NEW REGULATIONS") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards and have detailed rules regarding the determination of beneficial ownership. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

NON-U.S. PERSONS

         For purposes of the following discussion, the term "NON-U.S. PERSON" means any person other than (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

         Interest paid to or accrued by a Certificateholder (other than the Class A-R Certificateholder) who is a non-U.S. Person will be considered "portfolio interest", and will not be subject to U.S. federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person and the non-U.S. Person (i) is not actually or constructively a "10 percent shareholder" of the Trust or a "controlled foreign corporation" with respect to which the Trust is a "related person" within the meaning of the Code and (ii) provides the Trust or other person who is otherwise required to withhold U.S. tax with respect to the Offered Certificates (other than the Class A-R Certificate) with an appropriate statement (on Form W-8BEN or a substantially similar form), signed under penalties of perjury, certifying that the beneficial owner of the Offered Certificate is a non-U.S. Person and providing the non-U.S. Person's name and address. If an Offered Certificate (other than the Class A-R Certificate) is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the non-U.S. Person that owns the Certificate.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an Offered Certificate (other than the Class A-R Certificate) by a non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "PROHIBITED TRANSACTIONS TAX"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, certain contributions to a trust that elects to be treated as a REMIC made after the day on which such trust issues all of its interests could result in the imposition of a tax on the trust equal to 100% of the value of the contributed property (the "CONTRIBUTIONS TAX"). It is anticipated that the Trust will not accept contributions that would subject it to such tax.

         In addition, a trust that elects to be treated as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "NET INCOME FROM FORECLOSURE PROPERTY" generally means gain from the sale of a foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the Trust will recognize net income from foreclosure property subject to federal income tax.

BACKUP WITHHOLDING

         Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only holder of record of a Class of Offered Certificates is Cede & Co., as nominee of DTC, the IRS and Certificate Owners of such Class will receive tax and other information, including the amount of interest paid on such Certificates owned, from Participants and Financial Intermediaries rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Financial Intermediaries and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Financial Intermediaries (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Such amounts will be deemed distributed to the affected Certificate Owner for all purposes of the related Certificates and the Pooling and Servicing Agreement.

                                  STATE TAXES

         The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit "parties in interest" (under ERISA) and "disqualified persons" (under the Code) with respect to an employee benefit plan subject to ERISA and/or a plan or other arrangement subject to Section 4975 of the Code (each of the foregoing, a "PLAN") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under
Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

         Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans.

         The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption ("PTCE") 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (September 6, 1990), as amended (the "EXEMPTION") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through entities, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption was amended by PTCE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) to extend exemptive relief to subordinated certificates and certificates rated in the four highest generic rating categories in certain designated transactions when the conditions of the Exemption are met.

         Among the conditions which must be satisfied for the Exemption to apply are the following:

                 (1) The acquisition of the securities by a Plan is on terms (including the price for such securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

                 (2) The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the entity, except when the trust holds certain types of assets, including assets of the type held in the Trust;

                 (3) The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (four, if the trust holds certain types of assets, including assets of the type held in the Trust) highest generic rating categories from S&P, Moody's Investors Service, Inc. or Fitch;

                 (4) The sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting such certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the trust assets to the trust represents not more than the fair market value of such assets; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such servicer's services under the applicable servicing agreement and reimbursement of such servicer's reasonable expenses in connection therewith;

                 (5) The trustee is not an affiliate of any underwriter, the seller, any servicer, the certificate insurer, any borrower whose obligations constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (together with the trustee, the "RESTRICTED GROUP");

                 (6) The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended (the "SECURITIES ACT"); and

                 (7) For certain types of issuers, the documents establishing the issuer must contain certain provisions to ensure that its assets may not be reached by creditors of the sponsor in the event of the bankruptcy or other insolvency of the sponsor.

         In addition, (i) the investment pool must consist only of assets of types enumerated in the Exemption which have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three (four, if the pool holds certain types of assets) highest generic rating categories by a rating agency for at least one year prior to a Plan's acquisition of securities; and
(iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of securities.

         The Exemption will not apply to a Plan's investment in a Certificate if the Plan fiduciary responsible for the decision to invest in the Certificates is a mortgagor or obligor with respect to obligations held in the Trust or an affiliate of such a person, unless: (1) in the case of an acquisition in connection with the initial issuance of any Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (2) a Plan's investment in any Class of Certificates does not exceed 25% of the outstanding certificates of that Class at the time of acquisition; (3) immediately after such acquisition, no more than 25% of the assets of any Plan with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in certificates evidencing interests in entities sponsored or containing assets sold or serviced by the same entity; and
(4) the Plan is not sponsored by any member of the Restricted Group; and (5) the fiduciary (or its affiliates) is an obligor with respect to 5% or less of the fair market value of obligations contained in the Trust. In this regard, it is possible that the Senior Call Option Holder or the Class B-1 Call Option Holder would be considered to be a member of the Restricted Group. Accordingly, no Plan that is sponsored by a Call Option Holder or any of its affiliates, and no person investing on behalf of or with plan assets of such a Plan, may acquire a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate. Each purchaser or other transferee of a Class A-1, Class A-2, Class A-3 or Class B-1 Certificate will be deemed to represent that its acquisition of such Certificate does not violate this restriction.

         It is expected that the Exemption will apply to the acquisition and holding by Plans of the Offered Certificates other than the Class A-R Certificate and that all conditions of the Exemption other than those within the control of the investors will be met.

         The rating of a Certificate may change. If the rating of a Certificate declines below BBB-, the Certificate will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of
it).

         BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION OR ANY OTHER ISSUED EXEMPTION UNDER ERISA, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS OR THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, TRANSFERS OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE TRUSTEE UNLESS THE TRUSTEE RECEIVES:

         1. A REPRESENTATION FROM THE TRANSFEREE OF SUCH CERTIFICATE, ACCEPTABLE TO AND IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO SECTION 406 OF ERISA OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT NOR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT TO EFFECT SUCH TRANSFER;

         2. IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING SUCH CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PTCE 95-60 AND THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PTCE 95-60; OR

         3. AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE AND HOLDING OF SUCH CERTIFICATE BY A PLAN, OR ANY PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS, WILL NOT RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER EITHER TITLE I OF ERISA OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE TRUSTEE, ANY SERVICER OR THE DEPOSITOR TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

         IN THE EVENT THAT SUCH REPRESENTATIONS ARE VIOLATED, OR ANY ATTEMPT TO TRANSFER TO A PLAN OR PERSON ACTING ON BEHALF OF A PLAN OR USING SUCH PLAN'S ASSETS IS ATTEMPTED WITHOUT SUCH OPINION OF COUNSEL, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption, and the potential consequences in their specific circumstances (including the applicability of the Exemption to transactions involving a Call Option Holder), prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                        LEGAL INVESTMENT CONSIDERATIONS

         The Senior Certificates and the Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization and, as such, are legal investments for certain entities to the extent provided for in SMMEA.

         There may be restrictions on the ability of certain investors, including depository institutions, either to purchase the Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Greenwich Capital Markets, Inc. ("GREENWICH"), which is an affiliate of the Depositor, and Countrywide Securities Corporation (together with Greenwich, the "UNDERWRITERS"), the Depositor has agreed to sell to the Underwriters, and each of the

Underwriters has severally agreed to purchase from the Depositor, the principal balances of the Offered Certificates set forth below opposite their respective names.

                                              CLASS A-1       CLASS A-2       CLASS A-3      CLASS X-1         CLASS X-2
     UNDERWRITER                            CERTIFICATES    CERTIFICATES    CERTIFICATES   CERTIFICATES       CERTIFICATES
----------------------------------------    -------------  --------------  -------------  --------------     --------------
Greenwich Capital Markets, Inc.....         157,347,000      40,130,000     101,091,000    47,211,000(1)     370,717,334(1)
Countrywide Securities Corporation          27,766,000       7,081,000      17,839,000                0                  0


                                              CLASS A-R       CLASS B-1      CLASS B-2       CLASS B-3
     UNDERWRITER                             CERTIFICATES   CERTIFICATES   CERTIFICATES    CERTIFICATES
-----------------------------------------    ------------   ------------   ------------    ------------
Greenwich Capital Markets, Inc.....                 100       7,877,000      2,363,000       2,206,000
Countrywide Securities Corporation                    0       1,390,000        417,000         389,000

(1) Certificate Notional Balance


         Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling Offered Certificates to or through dealers and such dealers may receive from the Underwriters, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Offered Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Certificates but have no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

         The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Offered Certificates will be passed upon by Brown & Wood LLP, New York, New York, as counsel for the Seller, the Depositor and the Underwriters. Certain federal income tax consequences with respect to the Certificates will be passed upon for the Trust by Brown & Wood LLP, New York, New York.

                                    RATINGS

         It is a condition to the issuance of the Offered Certificates that the Senior Certificates be rated "AAA", that the Class B-1 Certificates be rated at least "AA", that the Class B-2 Certificates be rated at least "A" and that the Class B-3 Certificates be rated at least "BBB" by both Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies ("S&P"), and Fitch, Inc. ("FITCH" and, together with S&P, the "RATING AGENCIES").

         The ratings assigned by each Rating Agency to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which those certificates are issued. Each Rating Agency's ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with those certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by those certificates. Each Rating Agency's ratings on those certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

         The ratings of each Rating Agency do not address the possibility that, as a result of principal prepayments, holders of the Offered Certificates may receive a lower than anticipated yield or that holders of the Class X-1 or Class X-2 Certificates may fail to recoup their initial investments.

         The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not engaged any rating agency other than the Rating Agencies to provide ratings on the Offered Certificates. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by that rating agency. Any rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by the Rating Agencies.

                             INDEX OF DEFINED TERMS


Additional Collateral............................S-39
Additional Collateral Loans......................S-39
Adjustment Date..................................S-18
Advance..........................................S-51
Aggregate Subordinated Percentage................S-71
Agreement........................................S-92
Applicable Credit Support Percentage.............S-71
Assumed Final Distribution Date..................S-58
Available Funds..................................S-64
Bank of America..................................S-33
Bank of America Product Guides...................S-40
Bank of America Servicing Contract...............S-43
Bankruptcy Loss Coverage Amount..................S-73
Bankruptcy Losses................................S-73
Beneficial Owner.................................S-59
Book-Entry Certificates..........................S-59
Call Option Date.................................S-56
Call Option Holders..............................S-56
Call Options.....................................S-56
CBE..............................................S-91
Cendant..........................................S-43
Certificate Notional Balance.....................S-58
Certificate Owners...............................S-59
Certificate Principal Balance....................S-68
Certificateholder................................S-59
Certificates.....................................S-58
Class B-1 Call Option............................S-56
Class B-1 Call Option Holder.....................S-56
Class Subordination Percentage...................S-71
Class X-1 Yield Table............................S-91
Class X-2 Yield Table............................S-91
Clearstream, Luxembourg..........................S-61
Clearstream, Luxembourg Participants.............S-61
Collection Account...............................S-50
Compensating Interest............................S-53
Contributions Tax................................S-97
Cooperative......................................S-61
CPR..............................................S-81
Credit Scores....................................S-40
Cut-Off Date Pool Balance........................S-17
Debt Service Reduction...........................S-75
Deficient Valuation..............................S-75
Definitive Certificate...........................S-59
Determination Date...............................S-53
Distribution Account.............................S-50
Distribution Date................................S-58
DTC..............................................S-59
DTC's Rules......................................S-59
DTI..............................................S-37
Due Date.........................................S-18
Due Period.......................................S-68
Effective Loan-To-Value Ratio....................S-18
Eligible Account.................................S-51
Eligible Substitute Mortgage Loan................S-49
ERISA............................................S-98
Euroclear........................................S-61
Euroclear Operator...............................S-61
Euroclear Participants...........................S-61
European Depositaries............................S-59
Event of Servicing Termination...................S-56
Excess Losses....................................S-73
Exemption........................................S-98
Expense Fee Rate.................................S-52
Expense Fees.....................................S-52
FICO.............................................S-33
Financial Intermediary...........................S-59
First Rate Cap...................................S-19
Fitch...........................................S-103
Fraud Loss Coverage Amount.......................S-73
Fraud Losses.....................................S-73
GCFP.............................................S-33
Greenwich.......................................S-101
Gross Margin.....................................S-19
IML..............................................S-61
Index............................................S-19
Insurance Proceeds...............................S-64
Interest Accrual Period..........................S-65
Interest Only Period.............................S-19
IRS..............................................S-36
Limited Purpose Surety Bond......................S-39
Liquidated Mortgage Loan.........................S-73
Liquidation Proceeds.............................S-64
Loan Rate........................................S-18
Loan-to-Value Ratio..............................S-18
Maximum Loan Rate................................S-19
ML & Co..........................................S-34
MLCC.............................................S-33
MLCC Servicing Contract..........................S-43
Mortgage.........................................S-18
Mortgage 100= Loans..............................S-39
Mortgage Loan....................................S-17
Mortgage Loan Purchase Agreement.................S-17
Mortgage Loan Schedule...........................S-48
Mortgage Score...................................S-41
Mortgaged Property...............................S-18
Mortgagor........................................S-19
Net income from foreclosure property.............S-97
Net Interest Shortfall...........................S-65
Net Liquidation Proceeds.........................S-64
Net Prepayment Interest Shortfall................S-66
Net WAC..........................................S-67
New Proposed Regulations.........................S-95
New Regulations..................................S-95
non-U.S. Person..................................S-96
Offered Certificates.............................S-58
OID..............................................S-93
One Year CMT.....................................S-32
Optional Termination Date........................S-55
Original Applicable Credit Support Percentage....S-71
Original Certificate Principal Balance...........S-68

Original Subordinate Certificate
   Principal Balance.............................S-70
Parent Power(R)Loans.............................S-39
Participant......................................S-59
Pass-Through Rate................................S-66
Periodic Rate Cap................................S-19
Plan.............................................S-98
Pool Balance.....................................S-17
Pooling and Servicing Agreement..................S-48
Prepayment Interest Shortfall....................S-53
Prepayment Period................................S-68
Principal Balance................................S-17
Principal Distribution Amount....................S-67
Pro Rata Senior Percentage.......................S-69
Prohibited Transactions Tax......................S-96
PTCE.............................................S-98
Purchase Price...................................S-49
Rating Agencies.................................S-103
Realized Loss....................................S-73
Record Date......................................S-58
Related Documents................................S-48
Relevant Depositary..............................S-59
Relief Act Reduction.............................S-66
REMIC............................................S-92
REO Property.....................................S-76
Restricted Classes...............................S-71
Restricted Group.................................S-99
S&P.............................................S-103
Securities Act...................................S-99
Seller...........................................S-33
Senior Call Option...............................S-56
Senior Call Option Holder........................S-56
Senior Certificates..............................S-57
Senior Percentage................................S-69
Senior Prepayment Percentage.....................S-69
Senior Principal Distribution Amount.............S-68
Servicer.........................................S-43
Servicer Remittance Date.........................S-51
Servicers........................................S-43
Servicing Advance................................S-52
Servicing Contracts..............................S-43
Servicing Fee....................................S-52
Servicing Fee Rate...............................S-52
Six Month LIBOR..................................S-32
SMMEA...........................................S-101
Special Hazard Loss Coverage Amount..............S-73
Special Hazard Losses............................S-73
Special Hazard Mortgage Loan.....................S-73
Stated Principal Balance.........................S-69
Structuring Assumptions..........................S-81
Subordinate Certificates.........................S-58
Subordinate Percentage...........................S-69
Subordinate Prepayment Percentage................S-69
Subordinate Principal Distribution Amount........S-72
Substitution Adjustment..........................S-49
Surety Bond Provider.............................S-39
Tax Counsel......................................S-92
Termination Price................................S-55
Terms and Conditions.............................S-62
Trust............................................S-17
Trustee..........................................S-53
Trustee Fee Rate.................................S-53
Two Times Test...................................S-71
Underwriters....................................S-101
WAMU Entities....................................S-33
WMBFA............................................S-33
WMBFA Servicing Contract.........................S-43

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 $365,896,100
                                 (APPROXIMATE)


                     HARBORVIEW MORTGAGE LOAN TRUST 2000-2

            MORTGAGE LOAN PASS-THROUGH CERTIFICATES, SERIES 2000-2


      $185,113,000        CLASS A-1       FIXED INITIAL PASS-THROUGH RATE
       $47,211,000        CLASS A-2       FIXED INITIAL PASS-THROUGH RATE
      $118,930,000        CLASS A-3       FIXED INITIAL PASS-THROUGH RATE
  NOTIONAL BALANCE        CLASS X-1           FIXED PASS-THROUGH RATE
  NOTIONAL BALANCE        CLASS X-2          VARIABLE PASS-THROUGH RATE
              $100        CLASS A-R      WEIGHTED AVERAGE PASS-THROUGH RATE
        $9,267,000        CLASS B-1       FIXED INITIAL PASS-THROUGH RATE
        $2,780,000        CLASS B-2       FIXED INITIAL PASS-THROUGH RATE
        $2,595,000        CLASS B-3       FIXED INITIAL PASS-THROUGH RATE


                      GREENWICH CAPITAL ACCEPTANCE, INC.
                                   Depositor



                  GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    Seller


                             BANK OF AMERICA, N.A.
                         CENDANT MORTGAGE CORPORATION
                       MERRILL LYNCH CREDIT CORPORATION
                          WASHINGTON MUTUAL BANK, FA
                                   Servicers


                  ------------------------------------------
                             PROSPECTUS SUPPLEMENT
                  ------------------------------------------

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.


GREENWICH CAPITAL MARKETS, INC.             COUNTRYWIDE SECURITIES CORPORATION


                               DECEMBER 15, 2000